Exhibit 10.58

THE HOME DEPOT SERVICE PROVIDER AGREEMENT – FACE PAGE

Check all boxes that apply:

☒	☒	☒	☒	☐
Measure	Market/Sell	Furnish	Install	Furnish and Deliver Only	App. No. (The Home Depot Use Only)

U. S. Remodelers, Inc.	Delaware
Service Provider’s Full Business Name	Service Provider’s State of Incorporation

405 State Highway 121 Bypass, Building A, Suite 250
Service Provider’s Primary Business Address

Lewisville	TX	75067
City	State	Zip

214 – 488 – 6300	972 – 459 – 4800	214 – 587 – 1644
Service Provider’s Primary Tel. No.	Service Provider’s Primary Fax No.	Service Provider’s Primary Mobile No.

mgross@ushomesystems.com

Service Provider’s E-mail Address

This Service Provider Agreement is effective as of May 1, 2006 (the “Effective Date”).

This SPA includes the following attachments as indicated below and, in addition, any attachments as indicated by the initials (in the left-hand block under the heading “SP” for Service Provider; in the right-hand block under the heading “THD” for The Home Depot) of the Parties’ authorized representatives:

Required Attachments	Optional Annexes			Service Provider Reference Guide
	SP	THD		All SPAs
Attachment 1: Program Specifics			Annex 1: Exclusivity***	(The Service Provider Reference Guide may be organized into one or more volumes.)
Attachment 2: [RESERVED]			Annex 2: Furnishing Merchandise
Attachment 3: Term and Termination*			Annex 3: Sales and Marketing
Attachment 4: Notices			Annex 4: Intellectual Property Agreement**
Attachment 5: Performance Bonds			Annex 5: Delivery Services
Attachment 6: Service Level Agreement**			Annex 6: Franchisors
Attachment 7: Computer Access Agreement**			Annex 7: Co-Signers***
Attachment 8: Form for Amending SPA

*Completion of any portion of Attachment 3 requires additional signatures and The Home Depot Legal Department’s review and written approval. **Attachments 6 and 7 and Annex 4 are supplemental contractual agreements that must be separately executed by the Parties. ***Completion of Annexes 1 and 7 requires additional signatures and The Home Depot Legal Department’s review and written approval.

[Signature Page Follows]

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THE HOME DEPOT SERVICE PROVIDER AGREEMENT – SIGNATURE PAGE

By the signatures of their authorized representatives below, this Service Provider Agreement and all annexes, exhibits, and other addenda/attachments hereto (collectively, the “SPA”) is made and entered into, effective as of the Effective Date indicated on the Face Page of this SPA between Home Depot U.S.A., Inc. (“The Home Depot”)1 and the Service Provider identified above (“Service Provider”). The Parties2 acknowledge that they have read and understand this SPA in its entirety and represent and warrant that they will abide by all of its requirements.

This SPA may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

By:	X /s/ Murray H. Gross	By:	X /s/ Samuel Aguillano
(Service Provider’s Authorized Representative)		(The Home Depot’s Authorized Representative)

Print Name:		Print Name:

Title:	President	Title:	President - HD Service

Date:	May 10, 2006	Date:	May 9, 2006

For purposes of this Agreement, certain of Service Provider’s Principals3 or other natural persons or business entities may be requested by The Home Depot to be deemed to be Principals of, and act as “Co-Signers” with, Service Provider pursuant to Section 2.15 and Annex 7 of this SPA.

1 The term “The Home Depot” as used herein encompasses both Home Depot U.S.A., Inc., and such retail divisions of Home Depot U.S.A., Inc. as are specified in Attachment 1. The Home Depot® and EXPO Design Center® stores are examples of such retail divisions of Home Depot U.S.A., Inc. that, although not separately incorporated, may be separately licensed and/or subject to independent regulation under the applicable licensing laws and regulations of certain states including, but not necessarily limited to, California and Florida. With one exception, namely, The Home Depot Special Services, Inc. with respect to certain services in certain states if specified in Schedule 1, the term “Home Depot” as used herein does not encompass any separately incorporated parent, affiliate, or subsidiary of Home Depot U.S.A., Inc.

2 The Home Depot and Service Provider, and any other party or parties to this SPA, shall sometimes be referred to collectively as the “Parties,” and, when one of the Parties is referred to individually, as a “Party”.

3 The term “Principals” as used herein means all owners, officers, shareholders, partners, or members (whether or not natural persons) of Service Provider, as the case may be, and also includes any Co-Signer with Service Provider under this SPA.

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The Home Depot Service Provider Agreement – General Terms and Conditions

1	Introduction; Key Definitions

1.1	This is a master agreement under which The Home Depot shall, in the course of entering into separate contractual arrangements with The Home Depot retail customers (“Customers”)[1], utilize Service Provider from time to time as an independent contractor to provide products, materials, and services (collectively, “Services”) as further set forth herein.

1.2	The utilization of Service Provider by The Home Depot with respect to any particular contractual arrangement with a Customer shall be referred to herein as an “Assignment.” The necessary particulars of each Assignment shall be communicated to Service Provider in the form of a document that shall be interchangeably referred to herein as a “Service Order” or “Purchase Order.” A “Service Order Change” or “Purchase Order Change” is a document prepared by The Home Depot and signed by Service Provider stating the Parties’ agreement as to any change(s) to a Service Order. Any modification of a Service Order must be authorized by a Service Order Change. No adjustments, including, without limitation, adjustments to compensation due Service Provider, shall be made for any variances from a Service Order that have not been requested or otherwise agreed to by The Home Depot pursuant to a Service Order Change. Service Orders and Service Order Changes may be electronically transmitted.

1.3	The entire package of Merchandise (as such term may be further defined in any Annex 2 to this SPA), products, and services, inclusive of all associated installation and other related services performed by Service Provider, as sold to the Customer at retail by The Home Depot or by an authorized representative of The Home Depot on The Home Depot’s behalf, shall be referred herein as an “Installation.”

1.4	Relationship of the Parties. Service Provider’s relationship to The Home Depot and its affiliated companies shall be that of an INDEPENDENT CONTRACTOR under this SPA. In no event shall The Home Depot and its affiliated companies be considered a joint employer of Service Provider’s Principals, employees, agents, or subcontractors. Service Provider acknowledges that it has sole responsibility to hire, terminate, supervise and dictate the daily work of its Principals, employees, agents, or subcontractors and is solely responsible for the payment of wages, salaries and benefits to its employees. In no event shall Service Provider or any of its Principals, employees, agents, or subcontractors be considered under this SPA or

1 Such contractual arrangements between The Home Depot and its Customers shall sometimes be referred to collectively as “Customer Contracts,” and, when a Customer Contract is referred to individually, as a/the “Customer Contract.”

otherwise as having an employee status or any entitlement to participate in any plans, arrangements, or distributions by The Home Depot or its affiliated companies pertaining to, or in connection with, any pension, stock, bonus, or similar benefits for The Home Depot employees.

1.5	Capitalized Terms. Capitalized terms used in any annex, exhibit, or attachment/addendum to this SPA shall have the meanings ascribed to such terms in this SPA unless otherwise stated in such attachment.

2	Attachments to this SPA

2.1	Attachment 1: Program Specifics. The attachment referenced herein as “Attachment 1” shall be subdivided as follows[2]:

(a)	Attachment 1-A shall generally describe the Services;

(b)	Attachment 1-B shall specify The Home Depot stores, markets, and/or zones (“Markets”) assigned to Service Provider under this SPA; and

(c)	Attachment 1-C shall specify Service Provider’s obligations with respect to the provision of product and workmanship warranties to The Home Depot and/or Customers as applicable.

2.2	Attachment 2: [RESERVED]

2.3	Attachment 3: Term and Termination. This SPA shall continue in effect for one (1) year following the Effective Date (“Initial Term”) and, following the Initial Term, shall remain in effect unless and until terminated as further provided herein or as otherwise set forth in the attachment referenced herein as “Attachment 3.”

2.4	Attachment 4: Notices. All notices under this SPA shall be delivered in the form and manner, and to the contacts, specified in the attachment referenced herein as “Attachment 4.”

2.5	Attachment 5: Performance Bonds. If required by The Home Depot, or as otherwise mutually agreed by the Parties, Service Provider shall furnish, through a surety agreeable to The Home Depot as obligee, a surety bond or bonds as specified in the attachment referenced herein as “Attachment 5.” The purpose of such bond(s) shall be to secure faithful performance of Service Provider’s obligations under this SPA, including, without limitation, Service Provider’s related payment obligations to third parties including, without limitation, Service Provider’s subcontractors and suppliers/materialmen, that may have lien rights with respect to Customers.

2 The Home Depot’s Standard “Exhibit A” detailing Program specifics such as products, services, markets, pricing, compensation due Service Provider and related information may be attached to, or utilized in conjunction with, Attachment 1.

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2.6	Attachment 6: Service Level Agreement. Service Provider shall perform all of its obligations under this SPA in accordance with such standards, metrics, time frames, and other service level requirements (collectively, “Service Level Agreement”) as are set forth in the attachment referenced herein as “Attachment 6,” which attachment must be executed separately from this SPA.

2.7	Attachment 7: Computer Access Agreement. Selected Service Providers may, at The Home Depot’s sole discretion, be provided with electronic access to certain The Home Depot information systems as defined in, and pursuant to, the terms and conditions of the attachment referenced herein as “Attachment 7,” which attachment must be executed separately from this SPA.

2.8	Attachment 8: Form for Amending SPA. Amendments of the SPA shall, except as otherwise provided in Section 3 of this SPA, require the completion and execution, by all Parties, of a copy (a photocopy is acceptable) of the attachment referenced herein as “Attachment 8.”

2.9	Annex 1: Exclusivity. Except as otherwise set forth in the attachment referenced herein as “Annex 1,” The Home Depot has no obligation to utilize Service Provider under this SPA and may use other providers to perform the same or similar services as those that may be performed by Service Provider under this SPA. Likewise, except as otherwise set forth in Annex 1, Service Provider may perform like services for others. Provided, however, that the performance of such services shall not materially impair Service Provider’s ability to fulfill its obligations under this SPA, cause Service Provider to breach this SPA, or result in an Event of Default as such term is defined in Section 11 of this SPA.

2.10	Annex 2: Furnishing Merchandise. If Service Providers will be responsible for sourcing, furnishing, manufacturing, and/or fabricating merchandise to be installed under this SPA, Service Provider shall be further subject to the terms and conditions of the attachment referenced herein as “Annex 2.”

2.11	Annex 3: Sales and Marketing. If Service Provider will be involved in co-marketing activities with The Home Depot and/or in the sale of Installations to Customers, Service Provider shall be further subject to the terms and conditions of the attachment referenced herein as “Annex 3.”

2.12	Annex 4: Intellectual Property Agreement. Use of the Parties’ respective trademarks, copyrights, patents, or other intellectual property including, by way of example, business logos, shall be governed by the provisions of the attachment referenced herein as “Annex 4,” which attachment must be executed separately from this SPA. Except as otherwise specified in Annex 4, Service Provider shall have no license or other right to use any intellectual property of The Home Depot, Homer TLC, Inc., or any parent, subsidiary or affiliate of The Home Depot or Homer TLC, Inc. Nor shall Service Provider utilize any forms, advertising or marketing materials (including, without limitation, any “leave-behind” materials), or any other Customer-facing materials except as specified in Annex 4. The Home Depot shall have no license or other right to use any intellectual property of Service Provider except as also specified in Annex 4.

2.13	Annex 5: Delivery Services. Additional provisions applicable if Service Provider will be providing Services on a direct-to-Customer “furnish and deliver only” basis and will not be involved in installation activities under this SPA (except on a limited, incidental basis as specified in Attachment 1 and further consistent with applicable state and local contractor licensing requirements and building codes) are contained in the attachment referenced herein as “Annex 5.”

2.14	Annex 6: Franchisors. Additional provisions applicable if Service Provider is a franchisor are contained in the attachment referenced herein as “Annex 6.”

2.15	Annex 7: Co-Signers. Additional provisions applicable if any person or entity has been requested by The Home Depot to be deemed a Principal of, and act as a Co-Signer with, Service Provider are contained in the attachment referenced herein as “Annex 7.”

2.16	Service Provider Reference Guide. Service Provider shall follow all of the operational guidelines contained in the attachment(s) referenced herein as the Service Provider Reference Guide (“SPRG”) that have been made a part of this SPA. The SPRG may be divided into one or more components or volumes. All Service Providers shall be subject to certain provisions of the SPRG. Service Providers responsible for sourcing, furnishing, manufacturing, and/or fabricating merchandise to be installed under this SPA are in particular required to follow the guidelines of the SPRG specific to those activities. Service Providers that are involved in co-marketing activities with The Home Depot and/or the sale of Installations to Customers on The Home Depot’s behalf are further required to follow the guidelines of the SPRG specific to those activities. All or a portion of the SPRG may, at The Home Depot’s sole discretion, be made accessible to Service Provider electronically in lieu of being physically attached to this SPA.

3	Changes to Attachments; Amendment of SPA

3.1	Attachments 1-A, 1-B, 4, 5, 8; “Exhibit A”. Notwithstanding any other provision of this SPA to

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the contrary, mutually agreed upon changes to the form and/or content of Attachments 1-A and 1-B, any “Exhibit A” provided to Service Provider consistent with the requirements of Attachment 1-A, Attachment 4, Attachment 5, and, as to form only, Attachment 8, shall be deemed effective ten (10) business days following Service Provider’s receipt of a copy of the modified attachment from The Home Depot with the exception of changes to any “Exhibit A,” which shall be deemed effective ten (10) business days following Service Provider’s receipt. In lieu of providing Service Provider with a physical copy, The Home Depot may provide an electronic copy accessible to Service Provider. At Home Depot’s sole discretion, Service Provider may, subject to the provisions of Attachment 8 and other applicable provisions of this SPA, be granted the ability to update Service Provider’s contact information electronically.

3.2	SPRG. Service Provider acknowledges that The Home Depot may revise the contents of the SPRG from time to time as reasonably deemed necessary by The Home Depot. Notwithstanding any other provision herein to the contrary, any such revision shall be deemed effective thirty (30) calendar days following Service Provider’s receipt of notice of such changes from The Home Depot pursuant to the notice requirements of Attachment 4.

3.3	SPA. This SPA, including all attachments thereto, may only be amended, modified, or supplemented consistent with the applicable procedures set forth herein.

4	Representations and Warranties

4.1	The Home Depot represents and warrants to Service Provider that:

(a)	The Home Depot is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; and

(b)	the execution, delivery, and performance of this SPA by The Home Depot has been duly authorized by all necessary corporate action on the part of The Home Depot.

4.2	Service Provider represents and warrants to The Home Depot that:

(a)	Service Provider is a validly existing business entity in good standing under the laws of the state identified on the Face Page of this SPA;

(b)	the execution, delivery, and performance of this SPA by Service Provider and any Co-Signer has been duly authorized by all necessary corporate action on the part of Service Provider;

(c)	Service Provider is duly licensed, authorized, and/or qualified to do business, and is in good standing in, each jurisdiction in which a license, authorization, or qualification is required for the transaction of business in fulfillment of Service Provider’s obligations under this SPA;

(d)	there is no outstanding litigation, arbitration, claim, or other dispute to which Service Provider, any Principal of Service Provider, or any Co-Signer is a party that if decided unfavorably to it, would reasonably be expected to have a material adverse effect on the ability of any Party to fulfill its obligations under this SPA;

(e)	neither Service Provider nor any Principal of Service Provider or any Co-Signer is a party to any contract, agreement, mortgage, note, deed, lease or similar understanding with any third party that would have a material adverse effect on the ability of either Party to fulfill its obligations under this SPA; and

(f)	to Service Provider’s knowledge, no non-public fact or circumstance exists that would have, or potentially could result in, a material adverse effect on Service Provider’s public image or the public’s perception of any of Service Provider’s brands or marks that may be utilized under this SPA.

5	Confidentiality; Publicity

5.1	Definitions. “Confidential Information” as the term is referenced herein shall mean all information and documentation of the Parties or their affiliates, respectively, whether disclosed to or accessed by the Parties or their affiliates in connection with this SPA, that is:

(a)	identified in writing as “CONFIDENTIAL” or ‘PROPRIETARY” at the time of disclosure or within ten (10) business days following disclosure if previously disclosed orally as confidential; or

(b)	would ordinarily be treated by the disclosing Party as confidential or proprietary, including:

(i)	the terms and conditions of this SPA;

(ii)	analyses, reports, and compilations of data prepared in fulfillment of the Parties obligations under this SPA;

(iii)	the Parties’ strategic business, financial, operating, sales, and marketing plans;

(iv)	the Parties’ accounting methods and cost structures, compensation structures, and pricing structures;

(v)	The Home Depot’s contractual arrangements with Customers such Customers’ confidential, proprietary, financial, identifying, or personal information;

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(vi)	computer software and information technology (including, for example, data, databases, user IDs, and passwords) provided for access to a Party’s internal systems;

(vii)	trade secrets, trade dress, ideas, inventions, designs, developments, devices, methods, processes and systems (whether or not patentable or copyrighted and whether or not reduced to practice or fixed in a tangible medium); and/or

(vii)	any information that a reasonable person would believe to be the confidential information of the other Party.

5.2	Notwithstanding the foregoing, the term “Confidential Information” shall, except as otherwise provided by applicable law, not include information that:

(a)	is independently developed by the recipient, as demonstrated by the recipient’s written records, without violating the disclosing Party’s proprietary rights;

(b)	is or becomes publicly known (other than through unauthorized disclosure); and/or

(c)	is already known by the recipient at the time of disclosure, as demonstrated by the recipient’s written records, and the recipient has no obligation of confidentiality other than pursuant to this SPA or any confidentiality agreements between The Home Depot and Service Provider entered into before the Effective Date of this SPA.

5.3	General Obligations. All Confidential Information relating to, or obtained from, the Parties or their respective affiliates shall be held in confidence by the recipient to the same extent and in the same manner as the recipient protects its own confidential information. No Party shall disclose, publish, release, transfer, or otherwise make available Confidential Information of another Party without the other Party’s consent.

5.4	Permitted Disclosure. A Party shall be permitted to disclose relevant aspects of another Party or Parties’ Confidential Information to its respective Principals, directors, employees, agents, subcontractors, and professional advisors. Provided, however, that such disclosure shall be limited to the extent necessary to the fulfillment of the disclosing Party’s obligations under this SPA or is not otherwise restricted under this SPA or any other agreement between/among the Parties. The recipient shall in any event take all reasonable measures to ensure against the further disclosure of such Confidential Information in contravention of the provisions of this SPA.

5.5	Service Provider shall, upon The Home Depot’s request, require its Principals, directors, officers, employees, agents, and/or subcontractors, and any Co-Signer, to execute written nondisclosure agreements, in a form approved by The Home Depot, covering the receipt and use of Confidential Information.

5.6	Unauthorized Use. Without limiting their respective rights with respect to any breach of this Section 5, the Parties shall:

(a)	within ten (10) business days, notify the subject Party of any unauthorized attempt to obtain the other Party’s Confidential Information by any person or entity that may become known to such Party;

(b)	assist the subject Party in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information;

(c)	cooperate with the subject Party in any litigation and investigation against third parties deemed necessary by the subject Party to protect its proprietary rights; and

(d)	make commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information.

5.7	The Parties’ obligations under this Section 5 shall not restrict any disclosure pursuant to any law or regulation, order of any court with competent jurisdiction, or pursuant to the issuance of a valid subpoena by a governmental authority. Provided, however, that the Party making the disclosure shall, if possible and permissible under applicable law, promptly provide advance written notice to the other Party of such disclosure. If the provision of such advance written notice is not possible, and if permissible under applicable law, the Disclosing Party shall notify the other Party of the subject disclosure within five (5) business days of the date of the disclosure.

5.8	Publicity. No Party shall issue, or otherwise disclose (in whole or in part) the contents or substance of, any press or other media release concerning this SPA or the Parties’ activities under this SPA without first obtaining the express prior written consent of all other Parties. Any such consent must be obtained at least 30 (thirty) calendar days prior to the intended date of the release or communication. In particular, Service Provider shall immediately inform The Home Depot if Service Provider believes that the issuance of any press or other media release is required by operation of applicable law.

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5.9	The Parties shall bear their respective costs and expenses incurred as a result of compliance with this Section 5.

5.10	This Section 5 shall survive the termination or expiration of this SPA.

6	General Obligations of Service Provider

6.1	Safety. Service Provider shall act at all times with the safety of The Home Depot’s Customers or prospective Customers and Service Provider’s employees, agents, and subcontractors foremost in mind and shall follow all applicable safety guidelines conforming to:

(a)	those required or recommended by federal, state, and local governmental or quasi-governmental authorities with jurisdiction over the activities of Service Provider under this SPA, including, without limitation, all applicable guidelines and regulations issued by the federal Occupational Safety and Health Administration; and

(b)	the requirements of this SPA.

6.2	Provision of Services. Service Provider shall, at a minimum, provide all Services, fulfill all Service Orders, and complete all Assignments in a timely, workmanlike, and professional manner in accordance with the applicable manufacturer’s warranty or warranties and applicable law including, without limitation, business and professional licensing requirements, building and zoning codes, and state-specific “Call Before You Dig” or similar requirements concerning underground utility lines. Service Provider, at no additional expense to The Home Depot, shall, consistent with the requirements of Annex 4, all volumes of the SPRG, and other applicable provisions of this SPA, provide Service Provider’s employees, agents, and subcontractors who will be present at Customers’ service addresses with photo identification and uniforms bearing Service Provider’s marks and such other marks as may be designated by The Home Depot. All such employees, agents, and subcontractors of Service Provider shall maintain a clean, professional appearance, and, except as otherwise permitted by law, facial hair must be kept neatly trimmed. No excessive jewelry shall be permitted; no jewelry may be worn on any part of the face. Except as otherwise permitted or required by law, no head covers are permitted other than hats bearing both the Service Provider’s name and/or such other name(s) as The Home Depot may specify.

6.3	Liens; Security Interests. To the extent permissible under applicable Law, Service Provider shall be prohibited from placing a lien on, or taking any other security interest in, The Home Depot’s property or any property of a Customer.

6.4	Use of Minors Prohibited. Service Provider shall be prohibited from employing or utilizing minors at a Customer’s service address or in a The Home Depot store.

6.5	Tariffs. The Parties agree that no tariffs, either those that may be maintained by Service Provider or by any carrier working on behalf of Service Provider, shall apply to any transportation services provided under this SPA, except as may be specifically agreed to or acknowledged by The Home Depot in writing. To the extent of any inconsistency between said tariffs and the terms of the SPA the applicable terms of this SPA shall take precedence. The terms of the SPA shall also take precedence over the terms of any bills of lading or any other shipping documents that may be issued by Service Provider to The Home Depot in connection with any transportation service provided by Service Provider under this SPA.

6.6	Permits. Service Provider shall obtain all required building/construction permits to the extent Service Provider is authorized to do so under applicable law. Under no circumstances, unless permissible under applicable law and requested to do so in writing by The Home Depot, shall Service Provider request or require Customers to obtain permits. Service Provider shall maintain auditable records documenting its compliance with the requirements of this Section 6.6.

6.7	Insurance. Service Provider shall at all times comply with such insurance requirements as are specified by The Home Depot.

6.8	Taxes. Service Provider shall be solely responsible for knowing the tax consequences of fulfilling its obligations to The Home Depot under this SPA; Service Provider acknowledges that The Home Depot cannot advise Service Provider as to Service Provider’s tax obligations under this SPA. Service Provider shall pay, accrue, and/or remit all sales, use, ad valorem, franchise, income, license, occupation, and any other taxes or imposts of every nature or description whatsoever, presently or hereinafter imposed by applicable law upon the operation of Service Provider’s business in relation to Service Provider’s fulfillment of its obligations to The Home Depot under this SPA. Service Provider shall file all reports, make all returns, and secure all licenses and permits with respect to such taxes or imposts. The Home Depot will issue a resale certificate to Service Provider only if Service Provider is authorized to request such a certificate under applicable law. Additionally, the products or materials purchased under this SPA by Service Provider from The Home Depot for installation by Service Provider do not qualify under applicable law as a real property improvement or are

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otherwise taxable to the property owner under applicable law.3

6.9	Property Losses. Service Provider shall be solely responsible for the care of, and for all losses that may occur with respect to, Merchandise, monies, funds, negotiable instruments (for example, checks), valuables, or other property of The Home Depot or any Customer while in the custody or control of Service Provider or any Principal, employee, agent, or subcontractor of Service Provider.

6.10	Equipment. Service Provider shall, at Service Provider’s sole expense, provide all transportation capacity and provide and maintain all equipment, supplies, tools, uniforms, up-to-date maps/directional aids, and other sundries (collectively, “Equipment”), necessary to fulfill its obligations under this SPA. Service Provider shall keep Equipment in good repair and safe operating condition, maintain Equipment according to the manufacturers’ recommendations, and only utilize Equipment fit for its intended purpose. Service Provider shall make commercially reasonable efforts to utilize UL-listed Equipment if fit for its intended purpose.

6.11	Vehicular Equipment. In particular, Service Provider’s vehicular Equipment shall be maintained consistent with the requirements of the Federal Motor Service Provider Safety Regulations (“FMSPSR”) at all times. Any vehicular Equipment used by Service Provider exclusively in fulfillment of its obligations under this SPA shall conform to The Home Depot’s vehicular specifications, including, without limitation, The Home Depot’s painting and lettering specifications consistent with the requirements of Annex 4. Service Provider shall obtain the written approval of The Home Depot’s President of the Services Division as well as the written approval of the President of Homer TLC, Inc., prior to purchasing any motor vehicles for any such exclusive use.

6.12	Forms. Service Provider shall be responsible for ordering and stocking, at its sole expense, sufficient quantities of the following Customer Contract forms as specified by The Home Depot: Change Order forms; Lien Releases; and forms evidencing the Customer’s approval of completed Installations. Service Provider may have additional responsibilities regarding the Customer Contract form and associated forms as set forth in Attachment 1 and/or Annex 3 to this SPA.

6.13	Diversion of Customers. Service Provider shall not knowingly utilize Confidential Information, information about Customers obtained as a result of Service Provider’s activities under this SPA, or

3 Home Depot shall collect all retail sales taxes, if and when applicable, from Customers and shall remit such taxes to, and file all required reports with, the appropriate governmental authorities.

any other information obtained in consequence of Service Provider’s fulfillment of its obligations under this SPA, for the purpose of soliciting, directly or through others, any business from a Customer or prospective Customer. Nor shall Service Provider use such information for the purpose of providing products and/or services that are the same as, similar to, or competitive with, Installations or other products and services that are sold or provided by The Home Depot.

6.14	The purpose of Section 6.13 of this SPA includes, for example, and without limitation, prohibiting Service Provider from being introduced to a Customer in connection with Service Provider’s provision of Services under this SPA and attempting to divert business from The Home Depot through a “side deal” or other arrangement that frustrates the purpose of this SPA. Service Provider acknowledges and agrees that the restrictions contained in Sections 6.13 of this SPA and this 6.14 are fair, reasonable, and necessary to protect The Home Depot’s legitimate business interests.

6.15	Promotions. From time to time, The Home Depot may desire to implement storewide or targeted promotions or purchase incentives applicable to Installations. Such promotions may apply nationally, regionally, or only with respect to particular The Home Depot stores. Prior to implementation of such promotions, the Parties shall meet in a timely manner, discuss the proposal in good faith, and make best efforts to reach agreement on their respective responsibilities and any adjustments required with respect to the pricing of Installations or compensation due Service Provider under the SPA.

7	Employees, Agents, and Subcontractors of Service Provider

7.1	Service Provider shall obtain a written agreement from each of its employees utilized in fulfillment of Service Provider’s obligations under this SPA establishing no right of such employee to participate in any plans, arrangements, or distributions by The Home Depot or its affiliated companies. Such plans, arrangements, or distributions include, without limitation, those pertaining to, or connected with, any pension, stock, bonus, or similar benefits for The Home Depot employees.

7.2	Service Provider shall be exclusively liable for all tax withholding, deposit, and reporting requirements under federal and/or state income, social security, FICA, old age benefit, Medicare, unemployment insurance, or worker’s compensation acts with respect to compensation received from The Home Depot under this SPA. Service Provider represents and warrants that it will comply, at its expense, with the Fair Labor Standards Act, all applicable worker’s compensation, benefits, employment laws and all

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other laws applicable to its Principals, employees, agents, and subcontractors.

7.3	Compliance with the Immigration Reform and Control Act. Service Provider shall be solely responsible for ensuring that all of its personnel utilized in fulfillment of its obligations under this SPA are in compliance with the Immigration Reform and Control Act of 1986 (“IRCA”) and will perform employment eligibility verifications and maintain I-9 forms for its Principals and employees utilized in fulfillment of its obligations under this SPA. In particular, Service Provider shall comply fully with the record-keeping requirements of IRCA, and certify its compliance to The Home Depot upon request. Service Provider shall only utilize workers for whom Service Provider has confirmed legal eligibility to perform services as employees in the United States and for whom all required record keeping under IRCA has been performed and maintained.

7.4	The Home Depot is not responsible for sponsorship of any workers utilized in fulfillment of Service Provider’s obligations under this SPA.

7.5	Reimbursement. Should The Home Depot be required by law or regulation, or the action of any governmental authority, to pay any sum of money by way of levy, tax, interest, penalty, or otherwise, to any employee, agent, or subcontractor of Service Provider utilized by Service Provider in fulfillment of its obligations under this SPA, Service Provider shall reimburse The Home Depot for such payment within thirty (30) calendar days of The Home Depot’s request. Alternatively, Service Provider authorizes The Home Depot to deduct such amount from any sums then due or that thereafter become due Service Provider from The Home Depot.

7.6	Labor Disputes. Service Provider agrees to immediately notify The Home Depot in writing of any threatened, impending, or actual labor dispute involving Service Provider or its Principals, employees, agents, or subcontractors that may interfere with Service Provider’s ability to fulfill its obligations under this SPA.

7.7	Insurance and Licensing. Service Provider shall ensure that any agent or subcontractor of Service Provider is fully licensed as required by law with respect to all activities undertaken by such agent or subcontractor in fulfillment of Service Provider’s obligations under this SPA and, furthermore, shall ensure that any such agent or subcontractor is at all pertinent times insured consistent with The Home Depot’s requirements.

8	Background Investigations

8.1	Subject to the requirements and/or limitations of applicable law, Service Provider and its Principals, employees, agents, and subcontractors who will be utilized in fulfilling Service Provider’s obligations under this SPA must pass initial and subsequent background investigations pursuant to The Home Depot’s standards and conducted by a third-party agency or agencies selected by The Home Depot. Such background investigation shall include a “consumer report” from such agency or agencies, which report may contain information about creditworthiness, credit standing, credit capacity, character, police and criminal records, general reputation, personal characteristics, and mode of living, whichever are applicable. Service Provider shall be solely responsible for the costs of such background investigations. Additional background investigations shall ordinarily be conducted every other year from the date of the initial background investigation.

8.2	Subject to the requirements and/or limitations of applicable law, Service Provider and/or Service Provider’s Principals, employees, agents, and subcontractors utilized in fulfillment of Service Provider’s obligations under this SPA may, from time to time and at The Home Depot’s sole discretion, be required by The Home Depot to undergo additional background investigations.

8.3	The Home Depot shall have no obligation to permit the subject of a consumer report to access or review the report except to the extent The Home Depot is required under applicable law to allow such access or review.

8.4	Under no circumstances shall Service Provider, its Principals, employees, agents, or subcontractors provide Services, have any contact with any Customers, have access to Customers’ contact, financial, personal or other information, or otherwise be utilized in fulfillment of Service Provider’s obligations under this SPA if the requirements of this Section 8 have not fully been met.

8.5	IN PARTICULAR, DISCOVERY OF A FELONY CRIMINAL CONVICTION (NO MATTER THE DATE OF SUCH CONVICTION) OF SERVICE PROVIDER OR ANY PRINCIPAL THEREOF, OR OF ANY CO-SIGNER WITH SERVICE PROVIDER, OR OF ANY EMPLOYEE, AGENT, OR SUBCONTRACTOR OF SERVICE PROVIDER, SHALL, NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY, BE GROUNDS FOR IMMEDIATE TERMINATION OF THIS SPA BY HOME DEPOT WITHOUT FURTHER LIABILITY TO SERVICE PROVIDER.

9	Indemnification

9.1	The Parties shall indemnify, defend, and hold one another and their respective Principals, officers, employees, and affiliates harmless from and against, any losses suffered, incurred, or sustained by the indemnified Party or any of its affiliates to the extent resulting from, arising out of, or relating to, any claim:

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(a)	that the indemnifying Party or any Principal, officer, employee, agent, subcontractor, or affiliate thereof is non-compliant with any applicable law or regulations, and/or;

(b)	that a Party’s intellectual property infringes upon the proprietary or other rights of any third party.

9.2	Service Provider shall further indemnify The Home Depot and its officers, employees, and affiliates from, and defend and hold The Home Depot and any officer, employee, or affiliate thereof harmless from and against, any losses suffered, incurred, or sustained by The Home Depot or any officer, employee, or affiliate thereof to the extent resulting from, arising out of, or relating to, any claim:

(a)	relating to the inaccuracy, untruthfulness, or breach of any representation, covenant, or warranty made by Service Provider or any Principal, employee, agent, or subcontractor utilized by Service Provider in fulfillment of its obligations under this SPA;

(b)	relating to actual or alleged personal injury (including death) caused by, or alleged to have been caused by, Service Provider or any Principal, employee, agent, or subcontractor of Service Provider;
(c)	relating to actual or alleged property loss or damage, resulting or alleged to have resulted from, an act or omission of Service Provider or any affiliate, Principal, employee, agent, or subcontractor of Service Provider; or

(d)	relating to any act or omission of Service Provider or any, Principal, employee, affiliate, agent, or subcontractor of Service Provider in connection with the marketing or sale of any products, materials, or services under this SPA to any Customer.

9.3	The indemnified Party shall cooperate in the defense of any claim for which indemnification is sought under this paragraph. Although the indemnifying Party shall have control of the defense of any action for which indemnification is sought, the indemnifying Party agrees to comply with the following requirements in connection with the conduct of the defense of any claim in which the indemnified Party has been named a party:

(a)	the indemnifying Party or its representatives shall keep the indemnified Party or its agents informed of all material information pertaining to a claim;

(b)	the indemnifying Party shall inform the indemnified Party of the date of any mediation, arbitration, trial, or settlement conference as soon as possible after it receives such information; and

(c)	the indemnifying Party shall inform the indemnified Party of the outcome of any mediation, arbitration, motion, trial, or settlement or any other matter from which appeal rights could arise.

9.4	The indemnifying Party shall not enter into any settlement or compromise of the claim that would result in the admission of any liability by the indemnified Party, any financial liability on the part of the indemnified Party, or that would subject the indemnified Party to injunctive relief without first obtaining the indemnified Party’s prior written consent.

9.5	Should the indemnifying Party fail to assume its obligations, including its obligation to diligently pursue and pay for the defense of the indemnified Party, under this Section 9 within fifteen (15) calendar days, the indemnifying Party agrees that the indemnified Party shall have the right, but not the obligation, to proceed on its own behalf to so defend itself. The indemnified Party may thereafter require from the indemnifying Party reimbursement of any and all costs and expenses (including attorneys’ fees) and any indemnity paid by the indemnified Party on behalf of the indemnifying Party.

9.6	Service Provider’s agreement to defend, indemnify and hold harmless The Home Depot under the terms of this Section 9 is independent of and in addition to Service Provider’s agreement to procure insurance as under this SPA. Service Provider’s insurer’s position regarding insurance coverage for The Home Depot, as an additional insured, does not in any way limit Service Provider’s agreement to defend and indemnify and hold harmless The Home Depot under this Section 9.

9.7	The Home Depot shall have the right, but not the obligation, to participate, as it deems necessary, in the handling, adjustment, or defense of any claim. If The Home Depot reasonably determines that defenses are available to it that are not available to Service Provider, and if raising such defenses would create a conflict of interest for the counsel defending the claim, The Home Depot will be entitled to retain separate counsel, at Service Provider’s expense, to raise such defenses.

9.8	The foregoing obligations concerning indemnification are in addition to any other indemnification obligations that may be set forth elsewhere in this SPA or in any attachment to this SPA.

10	Limitations of Liability

10.1	THE PARTIES ACKNOWLEDGE THAT NO PARTY MAKES ANY ASSURANCE WHATSOEVER THAT ANY PARTY WILL RECEIVE A MINIMUM OR PARTICULAR NUMBER OF LEADS OR ASSIGNMENTS OR RECEIVE A MINIMUM OR PARTICULAR DOLLAR

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AMOUNT OF BUSINESS UNDER THIS SPA. IN VIEW OF THE FOREGOING, THE PARTIES REPRESENT AND WARRANT TO ONE ANOTHER THAT ANY INVESTMENTS OR EXPENDITURES A PARTY HAS MADE, OR MAY MAKE, IN ANTICIPATION OF, OR FOLLOWING, EXECUTION OF THIS SPA ARE AT SUCH PARTY’S SOLE AND KNOWING RISK.

10.2	No Party shall be liable to another Party for, nor shall the measure of damages include, any consequential, incidental, indirect, punitive, or special damages arising out of or relating to its acts or omissions under this SPA.

10.3	The Home Depot’s maximum liability to Service Provider under this SPA (regardless of cause or form of action, whether in contract, tort, or otherwise) shall be limited to the total amount owed Service Provider by The Home Depot in payment for Service Provider’s fulfillment of its obligations under this SPA.

10.4	Service Provider agrees that its sole recourse for claims arising between/among the Parties shall be against The Home Depot or The Home Depot’s successors and assigns.

10.5	Service Provider agrees that the shareholders, directors, officers, employees, and agents of The Home Depot and its affiliates shall not be personally liable or be named as parties in any action between/among the Parties.

10.6	Nothing in this Section 10 shall be construed to limit a Party’s right to recover any damages that such Party is obligated to pay to any third party. Nor shall anything in this Section 10 preclude any remedies available to a Party in the case of fraud by the other Party provided such fraud has been established by the finding (even if appealable) of a court of competent jurisdiction.

10.7	Service Provider and The Home Depot agree that the allocation of liability set forth in this Section 10 represents the mutually agreed upon and bargained-for understanding of the Parties and further agree that the compensation exchanged by the Parties under this SPA reflects such allocation.

11	Events of Default

11.1	The occurrence of any one or any combination of the following shall be deemed an “Event of Default” under this SPA:

(a)	the failure of Service Provider to comply with any term or condition of this SPA, which failure continues in effect or has otherwise not been remedied to The Home Depot’s satisfaction within ten (10) business days of The Home Depot’s advance written notice thereof to Service Provider;

(b)	the failure, following not less than ten (10) business days’ advance written notice thereof to Service Provider by The Home
Depot, of Service Provider to pay or reimburse any sum owed to The Home Depot by Service Provider;

(c)	the failure, following written or other notice thereof to Service Provider by Home Dept, of Service Provider to immediately cease conduct reasonably deemed by The Home Depot to be harmful to The Home Depot’s general business interests or public image, even if such interests are in themselves unrelated to the fulfillment of Service Provider’s obligations under this SPA;

(d)	the abandonment by Service Provider of any Assignment or the failure by Service Provider to initiate or timely complete any Assignment for any reason other than the occurrence of a justifying condition specified in this SPA or in the Customer Contract;

(e)	the failure, following The Home Depot’s request, of Service Provider to correct, within a commercially reasonable time frame, which time frame shall in no event (absent The Home Depot’s express written permission) be extended beyond sixty (60) calendar days, rejected, defective, or nonconforming workmanship;

(f)	the failure, following The Home Depot’s request, of Service Provider to repair or replace, within a commercially reasonable time frame, which time frame shall in no event (absent The Home Depot’s express written permission) be extended beyond sixty (60) calendar days, defective or nonconforming products or materials sourced, furnished, manufactured, or fabricated by Service Provider;

(g)	the failure of Service Provider to timely pay any employee, subcontractor, or agent of Service Provider which failure results, or could result, in the placement of a lien, writ of execution or attachment, or other claim or security interest on or against any property of The Home Depot or any property of any The Home Depot retail customer;

(h)	the failure of Service Provider to satisfy, discharge, or release any lien, writ of execution or attachment, or other claim or security interest against a Customer’s property, or to otherwise provide evidence of indemnification satisfactory to The Home Depot, within ten (10) business days of the date that Service Provider was first made aware of the security interest;

(i)	the making by Service Provider of an assignment for the benefit of creditors;

(j)	the institution of a judicial proceeding for the reorganization, liquidation, or involuntary

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dissolution of Service Provider; or for its adjudication as bankrupt or insolvent;

(k)	the appointment of a receiver, trustee, or liquidator of or for the property of Service Provider whereupon the receiver, trustee, or liquidator is not removed within thirty (30) calendar days of The Home Depot’s written request; and/or

(l)	the taking advantage by Service Provider of any debtor relief proceedings, whereby the liabilities or obligations of Service Provider are, or are proposed to be, reduced, or payment thereof deferred.

12	Remedies for Breach/Events of Default

12.1	Upon the breach by Service Provider of any obligation under this SPA, or upon an Event of Default, The Home Depot may, without any liability to Service Provider, and after first providing Service Provider with an opportunity to cure such breach or Event of Default within the specified time frame, or, if no time frame is specified, within thirty (30) calendar days:

(a)	to the extent Service Provider has breached its obligations under this SPA with respect to a particular Assignment (or to the extent an Event of Default exists with respect to a particular Assignment), reject, in whole or in part, Service Provider’s application for payment with respect to such Assignment under this SPA or, as the case may be, nullify, in whole or in part, a previously approved application for payment;

(b)	withhold from any sums due or that thereafter become due Service Provider such amount as is deemed necessary by The Home Depot to protect The Home Depot from actual or reasonably foreseeable direct damages resulting from the breach or Event of Default;

(c)	remove Service Provider from any or all Markets with respect to which Service is in breach or there is an Event of Default until such time as Service Provider is no longer in breach of, or the Event of Default is ended under, this SPA; and/or

(d)	to the extent permissible under applicable law, retain a third party to cure the breach or end the Event of Default, or otherwise cause the breach to be cured or end the Event of Default, and require Service Provider to reimburse The Home Depot’s resulting expenses or withhold an amount equal to same from any sums due or that thereafter become due Service Provider; and/or

(e)	immediately terminate this SPA upon written notice to Service Provider.

12.2	Service Provider’s cure of any breach or Event of Default under this SPA must be done in a manner satisfactory to both The Home Depot and the impacted Customer(s).

13	Termination

13.1	Breach or Default. This Agreement may for cause (i.e., for breach or for the occurrence of an Event of Default) be terminated by Home Depot pursuant to Section 12 of this SPA.

13.2	Repeated Breach or Default. If, after receiving written notice of breach or Default from The Home Depot, Service Provider commits the same or a substantially similar breach of this SPA, or if there is an occurrence of the same or a substantially similar Event of Default within six (6) months following the date of such written notice, The Home Depot shall have the right to terminate this SPA upon not less than thirty (30) calendar days’ advance written notice to Service Provider.

13.3	Convenience. Except as otherwise specified in Attachment 3, any Party may, upon not less than ninety (90) calendar days’ advance written notice to the other Party or Parties, terminate this SPA for any reason at any time.

13.4	Service Provider’s Obligations upon Termination. Following receipt of notice of termination of this SPA, or following termination or expiration of this SPA for any reason, Service Provider shall, except as otherwise mutually agreed in writing by the Parties or provided in this SPA:

(a)	timely complete all uncompleted Assignments;

(b)	pay to The Home Depot, within thirty (30) calendar days of such termination or expiration, all sums due The Home Depot from Service Provider under this SPA or that thereafter become due and that are not the subject of good faith dispute;

(c)	return to The Home Depot, within thirty (30) calendar days of such termination or expiration, any and all property of The Home Depot in Service Provider’s possession or control;

(d)	refrain, except as required by applicable law, from referencing, for sales or marketing purposes, Service Provider’s business relationship with The Home Depot under this SPA; and

(e)	timely satisfy all obligations under this SPA still in effect including such obligations as may be set forth in Attachment 3.

13.5	Retainage. For the purpose of ensuring Service Provider’s fulfillment of its outstanding obligations under this SPA, The Home Depot may, for a period of ninety (90) calendar days following the date of notice of termination or cancellation of this SPA, or for a period of sixty (60) calendar days following the

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date of termination, cancellation, or expiration of this SPA, whichever period is greater, delay payment or release of any sums of upto 15% of outstanding invoices or a maximum of $2 million that would otherwise be due Service Provider under this SPA.

13.6	The Home Depot’s Obligations upon Termination. Following receipt of notice of termination of this SPA, or following termination or expiration of this SPA for any reason, The Home Depot shall, except as otherwise provided in this SPA (including, without limitation, Section 13.5 of this SPA) or mutually agreed in writing by the Parties:

(a)	timely pay to Service Provider all sums due Service Provider from The Home Depot under this SPA or that thereafter become due Service Provider from The Home Depot under this SPA and that are not the subject of good faith dispute;

(b)	return to Service Provider, within thirty (30) calendar days of such termination or expiration, any and all property of Service Provider in The Home Depot’s possession or control; and

(c)	timely satisfy all obligations under this SPA still in effect including such obligations as may be set forth in Attachment 3.

14	Dispute Resolution

14.1	Choice of Law. The law of the State of Georgia shall govern and control this SPA, all performance, and any disputes arising under this SPA or otherwise arising out of or relating to this SPA.

14.2	Non-Binding Mediation. As a condition prerequisite to commencing legal or equitable action under Section 14.3 of this SPA, a Party must first request non-binding mediation of any dispute arising out of, or relating to, this SPA, following which request the Parties shall have five (5) business days in which to mutually agree upon a professional mediator. The mediation shall, unless otherwise agreed in writing by the Parties, be held in Atlanta, Georgia, and shall be conducted over a period of time not to exceed three (3) business days over a ten (10) business day period. If the Party that receives the request for mediation is not agreeable to pursuing mediation as a means of resolving the dispute, or if the Parties cannot agree upon a professional mediator, or if mediation fails to result in a resolution of the dispute that is mutually agreeable to the Parties, then any Party may elect to proceed with further legal or equitable action under Section 14.3 of this SPA unless The Home Depot elects binding arbitration under Section 14.4 of this SPA. Notwithstanding the foregoing, The Home Depot at any time may seek specific performance or injunctive relief if monetary damages or the ordinary forms of redress at law or as provided under this SPA would be inadequate.

14.3	Legal or Equitable Actions. In the event The Home Depot does not request binding arbitration under Section 14.4 of this SPA, legal or equitable actions arising out of, or relating to, this SPA or the breach thereof shall be exclusively brought in either the Superior Court of Cobb County, Georgia, or the United States District Court for the Northern District of Georgia, Atlanta Division.

14.4	Binding Arbitration. Notwithstanding any other provision herein to the contrary, all claims, disputes, or other matters in question between Service Provider and The Home Depot arising out of, or relating to, this SPA or the breach thereof shall, if requested by The Home Depot, be decided by binding arbitration. Such arbitration shall be conducted in Atlanta, Georgia, in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association. The Home Depot shall make notice of request for arbitration in writing to Service Provider with a copy to the Atlanta, Georgia, office of the American Arbitration Association. The award rendered by the arbitrator(s) shall be final, and judgment may be entered upon it in accordance with applicable law in any court of competent jurisdiction. In preservation of Home Depot’s right to require arbitration as an alternative to any legal or equitable action under this SPA, Service Provider in any event shall provide The Home Depot with not less than ten (10) business days’ advance written notice of its intent to commence any such legal or equitable action.

14.5	Attorneys’ Fees. Left Blank Intentionally

14.6	This Section 14 shall be specifically enforceable in any court of competent jurisdiction and shall survive termination of this SPA.

15	Miscellaneous

15.1	Ownership of Works. Except as otherwise provided in Annex 4, The Home Depot or its assignee shall, in all events, own and have all right and title in all ideas, concepts, plans, processes (including, without limitation, sales and marketing processes) creations, trademarks, logos, intellectual property, displays (whether such displays are used on an in-store or in-home basis) or other work product (collectively, the “Works”) produced by The Home Depot, produced at The Home Depot’s request, or produced by Service Provider or any Principal, employee, agent, or subcontractor of Service Provider for The Home Depot in furtherance of the Parties’ obligations under this SPA. Service

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Provider shall cooperate fully with The Home Depot and shall execute such further documentation as The Home Depot may request in order to establish, secure, maintain, or protect The Home Depot’s or The Home Depot’s assignee’s rights with respect to the Works.

15.2	Assignment; Change of Ownership or Control. Service Provider shall not assign, transfer, pledge, sublicense, or encumber this SPA or any interest under this SPA, without The Home Depot’s express prior written consent. Any assignment by Service Provider without the express prior written consent of The Home Depot shall be null and void. The Home Depot shall, following not less than ten (10) business days’ advance written notice to Service Provider, have the right to assign or transfer this SPA to a parent, subsidiary, or affiliate of The Home Depot. Any permitted assignment shall be binding upon, and inure to, the benefit of the Parties and their permitted successors and assigns.

15.3	Waiver. No provision of this SPA shall be deemed waived unless such waiver is in writing and signed by the waiving Party. The failure of a Party to exercise any of its rights, remedies, or options under this SPA, or the failure of a Party to insist upon another Party’s compliance with any provision of this SPA, shall not constitute a waiver of any Party’s right to demand compliance. No action or course of dealing of the Parties at variance with the terms and conditions of this SPA shall constitute any waiver of a Party’s right to demand exact compliance with the terms of this SPA. A waiver by The Home Depot with respect to any specific breach of this SPA or Event of Default by Service Provider shall not impair any of The Home Depot’s rights with respect to any subsequent breach or Event of Default.

15.4	Severability. The invalidity or unenforceability of any provision of this SPA shall not impair the validity or enforceability of any other provision. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this SPA.

15.5	Audits. The Home Depot or its designated agent(s) may, from time to time, and for a period of three (3) years following the termination or expiration of this SPA, audit during normal business hours and upon not less than five (5) business days’ advance written notice to Service Provider, all books and records of Service Provider that are of direct relevance to Service Provider’s fulfillment of its obligations under this SPA. Service Provider’s authorized representative(s) or designated agent(s) shall have the right to be present during any such audit.

15.6	Other Remedies. Except as otherwise expressly limited or provided herein, all rights, privileges, and remedies conferred under this SPA upon the Parties shall be cumulative and are in addition to any rights, powers, privileges, and remedies available to the Parties by statute or otherwise at law or in equity.

15.7	Survival. Upon termination or expiration of this SPA, all provisions contained herein shall continue in effect as to disputed matters connected with this SPA until fully resolved as shall all provisions contained herein that are either expressly, or by their nature, meant to survive termination or expiration of this SPA, including, without limitation, Service Provider’s various warranty obligations under this SPA, Sections 5, 6.2, 6.3, 6.4, 6.6, 6.8, 6.9, 6.13, 9, 10, 14, 15.1, 15.5, 15.6, and 15.7.

15.8	Force Majeure. No Party shall be deemed in breach of this SPA if performance of its obligations or attempts to cure any breach or end an Event of Default are delayed or prevented by reason of any act of nature, fire, natural disaster, failure of electrical power systems, or any other act or condition beyond the reasonable control of the Party affected (“Event of Force Majeure”), provided that the Party so affected makes commercially reasonable efforts to avoid or eliminate the causes of its nonperformance and continues performance immediately after such causes are eliminated. Notwithstanding this Section 15.8, any delay that exceeds sixty (60) calendar days shall entitle the Party whose performance is not affected by the relevant Event of Force Majeure to terminate this SPA upon not less than thirty (30) calendar days’ advance written notice to the other Party.

15.9	ENTIRE AGREEMENT. THIS SPA, TOGETHER WITH ALL EXHIBITS, SCHEDULES, ANNEXES, AND OTHER DULY INCORPORATED ATTACHMENTS/ADDENDA TO THIS SPA, CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN/AMONG THE PARTIES. ANY PRIOR NEGOTIATIONS, AGREEMENTS, OR REPRESENTATIONS THAT MAY HAVE BEEN MADE OR RELIED UPON THAT ARE NOT EXPRESSLY SET FORTH HEREIN AS CONTINUING, SHALL HAVE NO FORCE OR EFFECT.

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ATTACHMENT 1: PROGRAM SPECIFICS

Attachment 1 consists of the following:

✓ Attachment 1-A: General Description of Program

✓ Attachment 1-B: Markets

✓ Attachment 1-C: Warranties

Note: The Home Depot’s standard “Exhibit A” may optionally be attached to, or incorporated by, Attachment 1.

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ATTACHMENT 1-A: GENERAL DESCRIPTION OF PROGRAM

☐ This Attachment 1 applies with respect to The Home Depot© stores only.

☐ This Attachment 1 applies with respect to EXPO Design Center© stores only.

☒ This Attachment 1 applies with respect to both The Home Depot© stores and EXPO Design Center© stores.

Note: Specific stores and/or markets are listed in Attachment 1-B or, if attached, The Home Depot’s standard “Exhibit A”. Compensation of Service Provider, if engaged in sales and marketing activities pursuant to any Annex 3 to this SPA, shall be specified in Exhibit 1 to such Annex 3.

APPLICABLE PROGRAMS ONLY: THE HOME DEPOT’S STANDARD “EXHIBIT A” MAY BE ATTACHED HERETO IN LIEU OF COMPLETING THE REMAINDER OF ATTACHMENTS 1-A AND 1-B. (GENERALLY, THE “EXHIBIT A” FORM IS USED SOLELY WITH RESPECT TO “INSTALL-ONLY” OR “FURNISH & INSTALL” PROGRAMS.)

☐ “Exhibit A” is attached.

☒ “Exhibit” A is NOT attached.

GENERAL DESCRIPTION OF PROGRAM:

Under the installed sales program (“Program”) governed by the SPA that this Attachment 1 is a part of, The Home Depot will be offering the following products for sale through its The Home Depot and EXPO Design Center (indicate The Home Depot© and/or EXPO Design Center©) stores to Customers:

•	Installation of Cabinet Refacing

Installation includes:

•	An on-site consultation/inspection of the cabinets to be refaced
•	Surface inspection to determine preparation work
•	Measurement of the cabinets
•	Photographs as required for the estimate
•	Creation of a custom job estimate
•	Choice of doors, moldings, finishes, and accessories
•	All customer furnishings, flooring and related work areas will be covered and protected throughout the duration of the project.
•	All project areas will be cleaned upon completion and all job-related debris hauled away.
•	Travel within a 30 miles radius of the selling store.

Minimum total contract amount: $2000

The Service Provider shall, at its sole expense, order, purchase, stock, and distribute all collateral used for purposes of conducting in-home sales presentations. The Service Provider shall also, at its sole expense, purchase and distribute literature and POP materials in all participating stores. Items included, but not limited to, are the standard installation brochure for cabinet refacing and all standard POP materials for cabinet refacing as determined by Home Depot.

Home Depot and Service Provider shall discuss and agree upon pricing and any pricing increases under the Program.

The foregoing products (“Program Products”) shall be sourced as follows:

The Service Provider will source 90% of the doors, drawer fronts, veneers, moldings, and accessories from Quality Doors (a division of MASCO). The Service Provider will source the remaining 5% from any other cabinet door manufacturer that is approved in advance by The Home Depot.

The products shall be manufactured by:

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Quality Doors (a division of MASCO) or any other cabinet door manufacturer that is approved in advance by The Home Depot.

Quality Doors shall, at its sole expense, provide for the design and construction of the displays of the Services in participating Home Depot stores. Service Provider share actual cost of the Installation Services retrofit kit when the program is rolled out to a store that already has a display and the display must be retrofitted to include the Installation Services message.

Any required post-manufacture fabrication and/or assembly of the Program Products preparatory to installation by the Service Provider pursuant to the requirements of this SPA shall be performed by the Service Provider.

The foregoing products shall be delivered to Customers as follows:

The Service Provider will deliver to the customer’s home at the time the job is scheduled to start.

Lead management under the Program shall be handled as follows:

•	The Service Provider’s call center answers the customer’s call to 1-800-79DEPOT.
•	The Service Provider’s call center associate enters the lead into the Service Provider’s lead tracking system and walks the customer through the qualification script.
•	If the customer qualifies and is interested, the Service Provider’s call center associate schedules an in-home estimate for the customer using the Service Provider scheduling system.
•	The Service Provider’s call center associate schedules a reminder call for the appointment if requested by the customer.
•	The Service Provider meets with the customer to review the customer’s needs and provide a custom job estimate which includes both Labor and Material.
•	The Service Provider closes the sale and collects the customer’s deposit.
•	The Service Provider schedules the installation with the customer. The Service Provider orders and purchases the materials.
•	The Service Provider performs the installation and collect the balance due.
•	The Service Provider processes the customer’s payment using Valexia where possible and sends the Central Settlement spreadsheet to Atlanta SSC for processing.
•	The Service Provider maintains a file of the completed customer contracts, lien waivers, and customer acceptance forms.
•	The Service Provider is paid according to the commission rate outlined in Attachment 1-B.

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ATTACHMENT 1-B: MARKETS

Service Provider will fulfill Assignments out of, or associated with, the following store(s) and/or in the following market area(s):

STORE/MKT/ZONE NO.	STORE/MKT/ZONE NAME	LIVE DATE	NOTES
See attached

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ATTACHMENT 1-C: WARRANTIES

Workmanship. Service Provider understands that the workmanship of each Installation will be warranted by The Home Depot to the Customer pursuant to the Customer Contract. Accordingly, the workmanship of each Installation shall be warranted by Service Provider to The Home Depot for the longer of:

(a)	one (1) year from the date of the Customer’s written acceptance of the Installation;

(b)	the applicable period specified in the applicable Customer Contract or any warranty supplemental to such Customer Contract;

(c)	the applicable period as detailed below; or

(d)	such period as The Home Depot may be required under applicable law to warrant the workmanship of the Installation to the Customer.

Additional Detail:

(In lieu of a description, or for purposes of supplementing such description, the Parties may attach a copy or copies of the applicable warranty card or cards that will be provided to Customers pursuant to the Customer Contract. If no additional detail is being provided, type “N/A”.)

N/A

Merchandise. Service Provider’s warranty obligations to Customers with respect to any Merchandise (as such term is defined elsewhere in this SPA) that may be furnished by Service Provider under this SPA are detailed below.

(In lieu of a description, the Parties may attach a copy or copies of Service Provider’s warranty card or cards that will be provided to Customers pursuant to the Customer Contract. Type “N/A” if Service Provider will not be responsible for directly warranting Merchandise to Customers under this SPA.)

N/A

Additional provisions, if any, concerning Service Provider’s warranty obligations if Service Provider will be furnishing Merchandise under this SPA shall be set forth in Annex 2.

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ATTACHMENT 2

[RESERVED]

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ATTACHMENT 3: TERM AND TERMINATION – ALTERNATIVE PROVISIONS

Completion and execution of any of the provisions below requires The Home Depot Legal Department’s prior review and written approval. Absent such review and approval, the Effective Date of the SPA shall be deemed to be the date as of which all Parties affixed their signatures to the Signature Page of the SPA; the Initial Term of the SPA shall be deemed to be one (1) year unless/until earlier terminated consistent with the SPA; the SPA shall continue in effect following the Initial Term, unless/until terminated consistent with the SPA; and Sections 13.3 and 13.4 of the SPA shall not be deemed modified or superseded.

TERM OF AGREEMENT:

The following language supersedes the language in Section 2.3 of the SPA if signed where indicated by an authorized representative of both Parties:

Beginning on the Effective Date, the SPA shall continue in effect for three (3) year(s) (the “Initial Term”) unless/until earlier terminated consistent with the pertinent provisions of the SPA. Following the Initial Term, the SPA shall continue in effect unless/until terminated consistent with the pertinent provisions of the SPA.

/s/
Signature of Service Provider’s Authorized Representative/Date

/s/
Signature of Home Depot’s Authorized Representative/Date

AUTOMATIC EXPIRATION OF INITIAL TERM AND AGREEMENT UNLESS EXPRESSLY RENEWED:

The following language supersedes the language in Section 2.3 of the SPA signed where indicated by an authorized representative of both Parties:

Beginning on the Effective Date, the SPA shall continue in effect until month/day/year
(the “Initial Term”), upon which date the SPA shall expire unless otherwise mutually agreed by the Parties in writing.

Signature of Service Provider’s Authorized Representative/Date

Signature of Home Depot’s Authorized Representative/Date

TERMINATION FOR CONVENIENCE:

The following language supersedes the language in Section 13.3 of the SPA if signed where indicated by an authorized representative of both Parties:

Service Provider or Home Depot may, upon not less than one hundred eighty (180) calendar days’ prior written notice to the other Party, terminate the SPA at any time.

/s/
Signature of Service Provider’s Authorized Representative/Date

/s/
Signature of Home Depot’s Authorized Representative/Date

OBLIGATIONS UPON TERMINATION:

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ATTACHMENT 3: EFFECTIVE DATE; TERM AND TERMINATION

The following language, if any, supplements or, if expressly stated, supersedes, the language appearing in Section 13.4 of the SPA:

If Home Depot is the terminating party due to its desire to exit the Installation Services categories that the Service

Provider performs, Home Depot shall, notwithstanding any other provision of the Agreement to the contrary, continue to refer valid leads to Service Provider for a period of six months following the date of the notice of termination. During such period, Service Provider may continue its marketing activities as otherwise provided under the Agreement and shall be excused from any then existing provisions of the Agreement which would otherwise prohibit Service Provider from entering into contractual arrangements with specified Home Depot competitors. Service Provider shall, further, be authorized to begin marketing and installing its home improvement products under its own brand and under other brands. If Home Depot is the terminating party due to its desire to transition to another Service Provider, Home Depot shall, notwithstanding any other provision of the Agreement to the contrary, continue to refer valid leads to Service

Provider in a market until the replacement Service Provider is ready to cover 60% of a market. All provisions which prohibit the Service Provider from entering into contractual arrangments with specified Home Depot competitors and from marketing and installing its home improvement products under its own brand and under other brands shall remain in full force in a market until the first 60% of said market is transitioned to the replacement Service Provider.

/s/
Signature of Service Provider’s Authorized Representative/Date

/s/
Signature of Home Depot’s Authorized Representative/Date

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ATTACHMENT 4: NOTICES

All notices under the SPA shall be personally delivered or delivered by overnight courier to the applicable address specified herein. Notices shall be deemed to have been served and given upon receipt. ANY SERVICE OF PROCESS SHALL BE MADE UPON THE SUBJECT PARTY’S DESIGNATED AGENT FOR SERVICE OF PROCESS.

If to Home Depot:

Home Depot U.S.A., Inc.

ATTN: Service Provider Management/Contract Notices

2455 Paces Ferry Road, NW, B.4 Bridge

Atlanta, GA 30339

Fax: 770-384-4682

And:

Home Depot U.S.A., Inc.

ATTN: Installation Merchant – Kitchens/Refacing                 /Contract Notices*

2455 Paces Ferry Road, NW, Bldg. C6

Atlanta, GA 30339

*Installation Merchants: Please insert the name of the Program in space provided.

With copies to:

Home Depot U.S.A., Inc.

ATTN: Corporate Counsel – Services and Regulatory/Contract Notices

Legal Department

2455 Paces Ferry Road, NW, Bldg. C.20

Atlanta, GA 30339

Tel. 770-384-3313

Fax: 770-384-3041

And:

Homer TLC, Inc.

ATTN: President – Homer TLC, Inc./Contract Notices

1404 Society Drive

Claymont, DE 19703

If to Service Provider:

Murray H. Gross

CEO and Chairman

405 State Hwy. 121 Bypass, Building A, Suite 250

Lewisville, Texas 75067

With a copy to:

Richard B. Goodner

VP-Legal and General Counsel

405 State Hwy. 121 Bypass, Building A, Suite 250

Lewisville, Texas 75067

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ATTACHMENT 5: PERFORMANCE BONDS

[RESERVED]

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ATTACHMENT 6 – SERVICE LEVEL AGREEMENT

U. S. Remodelers, Inc.

Service Provider’s Full Business Name

Pursuant to the Service Provider Agreement (the “SPA”) effective May 1, 2006                                         between The Home Depot U.S.A., Inc. (“The Home Depot”) and the Service Provider identified above, this Attachment 6 is, by the signatures of the Parties’ authorized representatives below and by their respective initials appearing on the Face Page of the SPA, hereby added and incorporated into the Agreement effective as of the Effective Date of the Agreement unless otherwise stated. (Capitalized terms used in this Attachment 6 shall have the meanings ascribed to such terms in the Agreement unless otherwise stated herein.)

For purposes of Service Provider’s compliance with its obligations under the Agreement, any reference to Service Provider refers to the equipment and facilities utilized by Service Provider, its agents and any other third parties that Service Provider engages to fulfill its obligations in providing the Services on behalf of Service Provider, in providing the Services, regardless of whether Service Provider owns, operates, and/or controls said equipment or facilities.

I.	GENERAL PROVISIONS

A.	Except as otherwise expressly provided herein, all Service Levels (as described herein) shall be measured and reported on a monthly basis. Unless otherwise specified below in a particular instance: (i) all references to time shall be local time at the location for which Service is being provided; (ii) all references to days, months and quarters shall be to the calendar days, calendar months and calendar quarters, respectively, during the term of the Agreement (including any portions thereof) (rather than to business days), and (iii) all references to hours shall be to actual hours during a calendar day (rather than to business hours).

II.	SERVICE LEVELS

A.	Hours of Operation. Service Provider shall, without lapse, maintain hours of operation from 8 am to 6 pm weekdays (Monday through Friday) and from 8 am to noon Saturday and from N/A to N/A Sunday.

1.	Hours of Operation is defined as the time Service Provider maintains for customer service and The Home Depot store support. Service Provider shall not be required to operate on or during the following holidays:

Thanksgiving	Labor Day

Christmas	New Year’s Day

Memorial Day	4th of July

During Hours of Operation, Service Provider shall be available to coordinate and manage any business related to the Cabinet Refacing, Decks, Bath Liners (Program name) Program and the performance of services. Service Provider shall also maintain a pager or answering service for emergency usage by The Home Depot for purposes of contacting Service Provider outside of the Hours of Operation, including Sundays and holidays.

B.	Store Staffing. Service Provider shall maintain a minimum store staffing level.

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ATTACHMENT 6 – SERVICE LEVEL AGREEMENT

B.	[Continued from previous page.]

1.	Store staffing is defined as the number of hours worked by Service Provider employees as set in the following table (attach additional pages as necessary):

		Minimum Number Hours/Week	Work Schedule
Store Name	Store No.		Specific Days of Week	Specific Hours of Day
All	All	4	None	None

C.	Lead Generation. (Applies to Sell, Furnish, and Install (SFI) programs only.) Service Provider shall achieve a minimum N/A % OR a minimum N/A (number) of lead generations per store.

1.	Lead Generation Percent is defined as the number of countable occurrences whereby The Home Depot’s call center or Service Provider’s call center accepts a phone call in reference to a prospective Installation where Service Provider’s in-store representative created the lead divided by the total number of countable occurrences whereby The Home Depot’s call center or Service Provider’s call center accepts a phone call in reference to a prospective Installation. The Home Depot shall use any existing or developed processes for gathering this data.

2.	Lead Generation Number is defined as the number of countable occurrences whereby The Home Depot’s call center or Service Provider’s call center accepts a phone call in reference to a prospective Installation where Service Provider’s in-store representative created the lead. The Home Depot shall use any existing or developed processes for gathering this data.

3.	Lead is defined as any phone call, mailed document, web site activity, in-person interview or other contact with a potential Customer in reference to the Cabinet Refacing, Decks, Bath Liners Program.

D.	Appointments. Service Provider shall provide Customers with a 3 hour window in which to schedule appointments but in no circumstance shall this window be smaller than the window of hours required by the laws of any given state and shall keep appointments 95% of the time within this window.

1.	Appointments kept within (3) hour window is defined as the number of appointments kept within a 3 hour window divided by the total number of appointments using any existing or newly developed system for collecting such data.

2.	Service Provider agrees to have personnel available for such appointments during the hours of 8 am to 6 pm Monday through Friday and 8 am to noon on Saturday. Although not obligated, Service Provider should support reasonable Customer requests for appointments that fall outside of these times.

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3.	An appointment is defined as a measure, in-home consultation, or “template” (countertops only).

4.	Service Provider agrees to schedule and/or confirm an appointment with a Customer within 24 hours of the Customer’s request for an appointment or receipt of a measure PO.

5.	Service Provider agrees to make every reasonable attempt to immediately contact the Customer if the appointment needs to be rescheduled or is delayed for more than an hour outside of the appointment window.

E.	Appointment Lead-Time. Service Provider shall achieve a maximum lead-time target to complete appointments within 3 days from the date of measure PO creation or appointment confirmation.

1.	Maximum lead-time to complete appointment is defined as the number of lead days required from the date of measure PO creation to when the measure diagram is received or the number of lead days required from appointment confirmation to when the appointment is completed.

2.	An appointment is defined as a measure, in-home consultation, or “template” (countertops only).

F.	Close Rate. (Applies to Sell, Furnish, and Install (SFI) programs only.) Service Provider shall achieve a minimum N/A % close rate.

1.	Close Rate Percentage is defined as the number of net closed sales divided by the number of countable occurrences of requests by Customers for in-home consultations obtained by either the call center or Service Provider.

G.	Average Sales per Store. Service Provider shall achieve a minimum $N/A OR 1 (number) jobs in sales per assigned store.

1.	Average Sales $ per Store is defined as the sum of the retail of all assigned POs divided by the number of stores to which Service Provider is assigned.

2.	Average Sales Jobs per Store is defined as the count of all assigned POs divided by the number of stores to which Service Provider is assigned.

H.	Installation Scheduling. Service Provider shall call the Customer 24 hours prior to the scheduled installation date to confirm the time the installation crew shall arrive at the Customer’s residence within a 3 hour window, review the guidelines for in-home installations as set forth in the Handbook, and, for Sell, Furnish, and Install (SFI) programs, confirm the method of payment. If the Customer is using The Home Depot financing or a major credit card, a final authorization number must be obtained 24 hours prior to the installation.

1.	Service Provider agrees to make every reasonable attempt to immediately contact the Customer if the installation needs to be rescheduled or is delayed for more than an hour outside of the installation window.

2.	Service Provider agrees to schedule and/or confirm an install with a Customer within 24 hours of receipt of an Installation Purchase Order and the associated product, if applicable.

I.	Install Lead-Time. Service Provider shall achieve a maximum lead-time target to complete installs within 14 days from the signing of the contract and/or from the date of install PO creation.

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ATTACHMENT 6 – SERVICE LEVEL AGREEMENT

1.	Maximum lead-time to complete install is defined as the number of lead days required from the signing of a contract and/or from the date of install PO creation to when the signed lien waiver is received.

2.	Maximum lead-time to complete install shall include the lead-time for ordering and receiving merchandise, if applicable.

J.	Referrals. Service Provider shall achieve a minimum 70 % referral rate upon completion of the installation / signed lien waiver:

1.	Referral Percentage is defined as the percentage of Customers when surveyed after the sale that would rate the likelihood of referring “a friend” to The Home Depot for this type of installation and/or service as a nine (9) or ten (10) on a ten (10) point scale where 1=Extremely Unlikely and 10=Extremely Likely.

2.	Survey is defined as any existing or developed method for measuring “referral percent”.

K.	Customer Service Index. Service Provider shall achieve a minimum 85% Customer Service Index.

1.	Customer Service Index Percentage is defined as the % score achieved on any Customer survey offered after the completion of each installation which currently exists or is developed in the future for the purposes of measuring quality of service provided to The Home Depot Customers by Service Provider.

L.	Reworks. Service Provider shall achieve a maximum 0.4 % reworks.

1.	Rework Percentage is defined as the number of POs issued to go back to a Customer’s home after Service Provider completes a job divided by the total number of POs issued to Service Provider.

M.	Problem Resolution. Problem Resolution percentage is defined as percentage of problems resolved within the stated time frames.

1.	Definition and Classification of Problems. As used below, the term “Problem” is defined as any problem, inquiry or request relating to the Services (including any such Problem with respect to the Product). Problems shall be classified by The Home Depot in accordance with the following severity level classifications:

a.	S1 (“Critical”): “S1” is defined as a Problem where a Customer is out placed from their home or otherwise loses a major function of their living space as a result of the Problem and/or Problem has the potential to exceed $5000 and/or Problem originated as a Customer Care call and/or call is received from Regional Install Manager (RIM) or above and/or the safety/security of the Customer’s home is compromised.

b.	S2 (“Major”): “S2” is defined as a Problem which has the potential to exceed $1000 and/or a Customer loses a function of their living space as a result of the Problem and/or call is received from a The Home Depot Store Manager (SM).

c.	S3 (“Minor”): “S3” is defined as a Problem that has minimal impact upon the Customer. The Problem is localized or isolated and/or has no financial impact to Customer, Service Provider, or store, but must be addressed.

d.	S4 (“No Impact”): “S4” is defined as a Problem where follow-up is necessary but Customer is not presently inconvenienced.

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ATTACHMENT 6 – SERVICE LEVEL AGREEMENT

2.	Problem Response and Resolution. Service Provider’s technical support contact(s) shall be available during The Home Depot’s normal Store hours [8 a.m. through 8 p.m. (in Customers’ time zones)] for assistance. Beginning at the time Service Provider is notified or otherwise becomes aware of a Problem (the “Start Time”), Service Provider shall, for at least the specified percentage of Problems for each particular severity level classification, have Service Provider personnel capable of resolving the Problem assigned to and in possession of the Problem within the applicable response time set forth in the table below and shall resolve such Problems within the applicable Problem resolution time set forth in the table below. In no event shall any response time or resolution time for any Problem exceed twice the applicable resolution time set forth in the table below.

Severity Level	Target Response Time from the Start Time	Target Resolution

S1	Within 1 hour(s)	4 hour(s), and if not within 4 hour(s) work continuously until resolved in full, labor issues only not to exceed 2 day(s). Product availability and/or labor issues not to exceed 2 day(s) as mutually agreed upon by store, Customer, and Service Provider.

S2	Within 4 hour(s)	1 day(s), and if not within 1 day(s) work continuously until resolved in full. Product availability and/or labor issues not to exceed 3 day(s) as mutually agreed upon by store, Customer, and Service Provider.

S3	Within 1 day(s)	7 day(s), and if not within 7 day(s) work continuously until resolved in full.

S4	Within 1 day(s)	2 week(s), and if not within 2 week(s) work continuously until resolved in full.

3.	Problem Response Target Percentages. Beginning at the Start Time, Service Provider shall respond to Problems within the applicable Problem response times set forth in the table in Section 2 above 95% of the time.

4.	Problem Resolution. Beginning at the Start Time, Service Provider shall resolve Problems within the applicable Problem resolution times set forth in the table in Section 2 above 95% of the time. For purposes of the Problem resolution Service Levels, a Problem shall be deemed resolved when the note is closed by Store Special Services personnel or The Home Depot associate following confirmation from The Home Depot and its Customer that the Problem has been resolved to its reasonable satisfaction.

N.	Other Service Level Provisions.

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Service Provider shall achieve a minimum 23% close rate. Close rate percentage is defined as the number of net closed sales divided by the number of appointments issued where issued is defined as appointments that are scheduled and not cancelled before the sales person leaves the office to complete the appointment.

[Signature Page Follows]

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ATTACHMENT 6 – SERVICE LEVEL AGREEMENT

Signature Page to “Service Level Agreement” between/among The Home Depot and the Parties to the Service Provider Agreement between The Home Depot and Service Provider (the “SPA”) effective May 1, 2006.

By:	X /s/	By:	X /s/
(The Home Depot’s Authorized Representative)		(Service Provider Authorized Representative)

Print Name:		Print Name:

Title:		Title:

Company:		Company:

Date:		Date:

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ATTACHMENT 7: COMPUTER ACCESS AGREEMENT

U. S. Remodelers, Inc.
Service Provider’s Full Business Name
66297
Pay To Vendor No.

UNIFIED “B2B” COMPUTER ACCESS AGREEMENT

Pursuant to the Service Provider Agreement (the “SPA”) effective May 1, 2006 between Home Depot U.S.A., Inc. (“The Home Depot”) and the Service Provider identified above, this Attachment 7, “Unified ‘B2B’ Computer Access Agreement” (“Computer Access Agreement”), is, by the signatures of the Parties’ authorized representatives below and by their respective initials appearing on the Face Page of the SPA, hereby added and incorporated into the SPA effective as of the Effective Date of the SPA unless otherwise stated herein. The terms “The Home Depot” or “Home Depot” shall for, purposes of this Computer Access Agreement, interchangeably mean Home Depot U.S.A., Inc., and its affiliates, successors, and assigns, with an address of 2455 Paces Ferry Road, NW, Atlanta, Georgia 30339.1

1	Recitals

1.1	In the course of the above contractual relationship, Service Provider may require access to certain confidential or proprietary data and information (“Information”) concerning The Home Depot that is located only on The Home Depot’s internal computer systems.

2	Appointment of Service Provider Guardian Point of Contact

2.1	Promptly after execution of this Computer Access Agreement, Service Provider shall appoint an employee who shall be responsible for administering Service Provider’s access and use of the System, known as the “Service Provider Guardian Point of Contact” (“Guardian”). The responsibilities of the Service Provider Guardian include, without limitation, ensuring that Service Provider’s employees receive only the required systems access, promptly changing and deleting User IDs for Service Provider employees that no longer require access to the System, ensuring Service Provider’s compliance with the policies and procedures set forth in this Computer Access Agreement and the SPA, collecting and submitting employee certifications to The Home Depot, maintaining records of access and validating user access a minimum of four (4) times annually, and taking all necessary preventive measures to prevent unauthorized access to the System. The Service Provider Guardian shall be Service

1 Capitalized terms used in this Attachment 7 shall have the meanings ascribed to such terms in the Agreement unless otherwise stated herein.

Provider’s sole point of contact with respect to System issues.

3	Computer System Access

3.1	From time to time, The Home Depot may provide access to proprietary computer systems and technologies owned and operated by The Home Depot and/or its parent and affiliated companies to facilitate e-commerce and business-to-business (“B2B”) transactions (the “Systems”). The Systems are to be used only for the business purposes of The Home Depot. The Home Depot may periodically monitor all uses of the Systems as allowed by law and review user access records maintained by the Service Provider Guardian. Service Provider’s users shall have no expectation of privacy when using the Systems. In order to receive such access, Service Provider agrees to the following:

(a)	Service Provider Responsibility. Service Provider has or shall promptly create internal security policies that, at a minimum, comply with this section and common industry standards and protect the integrity of the Systems. The Systems must at all times be protected from unauthorized use, theft, misuse, accidental or unauthorized modification, disclosure, transfer or destruction. Anyone who has been convicted of any felony, or a misdemeanor offense related to computers, theft, or information security, shall not be permitted to serve as the Service Provider’s Service Provider Guardian or as an authorized user for access to any Systems. The Home Depot reserves the right to refuse Systems access of any individual convicted of any felony or misdemeanor offense.

(b)	Grant of Limited Access. The Home Depot hereby grants Service Provider limited, non-transferable access to certain Systems as may be determined by The Home Depot from time to time in its sole discretion. The Service Provider accepts the liability of managing their users’ access to the Systems as outlined in this Computer Access Agreement. Each employee, agent or subcontractor of Service Provider having access to the Systems shall: (i) be assigned a separate User ID by Service Provider and shall use only that ID when logging on to the Systems; (ii) log off the Systems immediately upon completion of each session of service; (iii) not allow unauthorized individuals to access the Systems; (iv) keep strictly confidential the User ID and password and all other information that enables such access; (v) not reuse a compromised password (e.g. a

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password that has become known to anyone else at any time, including in an emergency); (vi) only utilize such access to perform its obligations to The Home Depot; (vi) comply with The Home Depot’s encryption requirements or other service policies instituted by The Home Depot from time to time; (vii) not perform any unauthorized exploring or mining of the Systems; and (viii) only have access to the portion of the Systems necessary to perform the Service Provider’s obligations. Service Provider is solely responsible for obtaining the hardware and software necessary to properly access the Systems.

(c)	Notification of Violations. If Service Provider discovers or is notified of a breach or potential breach of security relating to any Systems Information as such term is defined below, the Systems, or any applicable Law, the Service Provider Guardian shall (i) promptly notify The Home Depot of such breach or potential breach and (ii) if the applicable Information was in the possession of Service Provider at the time of such breach or potential breach, Service Provider, with The Home Depot’s consent, shall (1) investigate and use its commercially reasonable efforts to mitigate the effects of the breach or potential breach and (2) provide The Home Depot with assurance reasonably satisfactory to The Home Depot that such breach or potential breach will not recur. No independent action to correct a security issue should be taken unless failure to immediately respond will result in irreparable harm to Service Provider or The Home Depot.

(d)	Viruses and Disabling Code. Service Provider shall not introduce any viruses, time or logic bombs, Trojan horses, worms, timers, clocks, back doors, or other computer instructions, devices, or techniques that erase data or programming, infect, disrupt, damage, disable, or shut down the Systems or any component of the Systems, including, without limitation, its security or user data. In the event a virus or similar item is found to have been introduced into the Systems by Service Provider, Service Provider shall, at its sole cost and expense, (i) report it immediately to the Service Provider Guardian who shall in turn report it to The Home Depot, (ii) use commercially reasonable efforts to reduce or eliminate the effects of the virus or similar item and, (iii) if the virus or similar item causes a loss of operational efficiency or loss of data, mitigate and restore such losses. Furthermore, Service Provider employees, agents, or subcontractors may not transfer personal or data files or software to the Systems, including software that is in the public domain (e.g., shareware or freeware) as this may introduce a virus or other malicious code into the Systems.

(e)	Ownership of Systems and Systems Information. Except as otherwise expressly provided herein, The Home Depot retains all right, title and interest in and to the Systems and any data or information contained therein, including derivatives thereof (“Systems Information”).

(f)	Return of Information. Upon termination of the SPA or upon The Home Depot’s request, Service Provider shall promptly return to The Home Depot all tangible items containing any Systems Information, including all copies, abstractions and compilations thereof, without retaining any copies of the items required to be returned. Service Provider shall certify in writing that it has fulfilled its obligations under this section following return of data or information to The Home Depot.

(g)	Service Provider’s Employees, Agents and Subcontractors Bound. The obligations of this Computer Access Agreement extend to the Principals, employees and approved agents or subcontractors of Service Provider, and Service Provider shall inform such persons of their obligations hereunder.

4	Service Provider Content

4.1	Service Provider grants to The Home Depot and its affiliates the non-exclusive, worldwide, royalty-free right and license to use and display any product information, data, images and/or intellectual property Service Provider furnishes The Home Depot during the term of this Computer Access Agreement (the “Service Provider Content”) for marketing, merchandising, displaying, and exhibiting Service Provider Content for the purposes of the business relationship stated in the SPA in all media used by The Home Depot now known or subsequently invented. Service Provider acknowledges that The Home Depot is reliant upon Service Provider to ensure that all Service Provider Content is accurate and complete. Service Provider agrees to promptly revise, update and resubmit Service Provider Content promptly upon discovering it is inaccurate or incomplete.

4.2	The Home Depot agrees that it will not make modifications or alterations to Service Provider’s product specifications, images, intellectual property, or product warranty information without prior approval.

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4.3	Except for the limited license granted to The Home Depot by this Section 4 Service Provider retains all right, title and interest in and to the Service Provider Content.

4.4	The foregoing provisions of this Section 4 are subject to the provisions of Sections 2.11 and 15.1 of the SPA and, if applicable, the provisions of Annex 2. Notwithstanding any other provision in this Computer Access Agreement to the contrary, in the event of any conflict between/among the provisions of this Section 4, on the one hand, and, on the other hand, the provisions of Sections 2.11 and 15.1 of the SPA and/or the provisions of Annex 2, the applicable provisions of Sections 2.11 and 15.1 of the SPA and/or Annex 2 shall control.

5	Confidentiality

5.1	Service Provider acknowledges that Information may include confidential, business, trade secret, proprietary or other like information concerning The Home Depot or its affiliates, or third parties to whom The Home Depot has an obligation of confidentiality. Service Provider shall (i) use the Information only as necessary to fulfill its obligations to The Home Depot; (ii) treat the Information as Confidential Information pursuant to the requirements of Section 5 of the SPA; (iii) not disclose Information orally or in writing to any third party without the prior written consent of The Home Depot; (iv) not otherwise appropriate Information to its own use or to the use of any other person or entity; and (v) protect Information from unauthorized use, theft, misuse, accidental or unauthorized modification, disclosure, transfer, or destruction. Without limiting the foregoing, Service Provider shall take at least such precautions to protect the Information as it takes to protect Service Provider’s own proprietary and confidential information, but in no event less than reasonable precautions. Service Provider shall establish and maintain safeguards against the destruction, loss or alteration of Information that are no less rigorous than the policies, procedures and requirements set forth in Section 3 of this Computer Access Agreement, as may be amended from time to time at The Home Depot’s sole discretion.

6	Failure to Comply

6.1	Failure to comply with this Computer Access Agreement shall result in termination, forfeiture of outstanding fees, if any, and other punitive actions including civil or criminal sanctions.

7	Miscellaneous

7.1	The Service Provider hereto acknowledges that The Home Depot delivered this document to Service Provider by print, fax or electronic format. Service Provider, by executing and delivering this document to The Home Depot, represents and warrants to The Home Depot that this document has not been altered or modified in any manner whatsoever from the version that The Home Depot delivered by print, fax or electronic transmission to Service Provider for execution. Service Provider acknowledges that The Home Depot has relied upon this representation and warranty in accepting from Service Provider the executed original of this document. No revisions to The Home Depot’s standard version of this document shall be valid or enforceable except by a written document that is signed by both of the parties hereto.

7.2	Except as specified in Section 4.4 of this Computer Access Agreement, any conflicts between this Computer Access Agreement and the SPA, relative to the subject matter herein, shall be governed by this Computer Access Agreement.

SIGNATURES

SERVICE PROVIDER:

X /s/

(Signature of Service Provider’s Authorized Representative)

(Printed Name)

(Title)

(Date)

HOME DEPOT U.S.A., INC.:

/s/ Gene Scriven

Gene Scriven

Chief Information Security Officer

RETURN SIGNED DOCUMENT TO:

ATTENTION: THE HOME DEPOT “B2B” SERVICES

FAX NUMBER: 770-384-4128

THE HOME DEPOT USE ONLY

Used to replace:

☐ Technology Access Agreement

☐ Web Invoicing Agreement

☐ Service Provider Content Agreement

☐ Trading Partner Agreement

☐ Import PO/PO Change

☐ Import Vendor Forecasting

System Access Granted:

                 System                  Date                  initials

                 System                  Date                  initials

                 System                  Date                  initials

                 System                  Date                  initials

                 System                  Date                  initials

SPA ATTACHMENT 7: Computer Access Agreement	Page 3 of 3
Ver. 2005-1/Mod. 030105

ATTACHMENT 8: AMENDMENT OF SERVICE PROVIDER AGREEMENT

U. S. Remodelers, Inc.

Service Provider’s Full Business Name

Effective Date of this Amendment: May 1, 2006

THIS AMENDMENT, if accepted by the Parties as evidenced by the signatures of their authorized representatives below, will amend, as specified below, the Service Provider Agreement (“Agreement” or “SPA”) effective May 1, 2006 between The Home Depot and the Service Provider identified above. (Capitalized terms used in this Form of Amendment to Service Provider Agreement shall have the meanings ascribed to such terms in the SPA unless otherwise stated herein.)

☐	To change Service Provider’s name, address, or other information originally appearing on the Face Page of the SPA to:

Service Provider’s Full Business Name	Service Provider’s State of Incorporation

Service Provider’s Primary Business Address

City	State	Zip

– –	– –	– –
Service Provider’s Primary Tel. No.	Service Provider’s Primary Fax No.	Service Provider’s Primary Mobile No.

☒	To replace the existing Section(s) 8.5 of the SPA with the new Section(s) 8.5 of the SPA attached hereto in Addendum B.

☒	To add Amendment to Annex 3, Paragraph 8.3 of the SPA attached hereto in Addendum A.

☐	To incorporate the materials attached hereto as Addendum into the SPA.

☒	To provide notice of (attach additional pages as necessary):

To replace the existing Section(s) 15.1 of the SPA with the new Section(s) 15.1 of the SPA attached hereto in

Addendum C.

☐	To make such other amendment(s) to the SPA as is/are described below (attach additional pages as necessary):

[Signature Page Follows]

SPA ATTACHMENT 6: AMENDMENT OF SERVICE PROVIDER AGREEMENT	Page 1 of (Exclusive of Addenda)
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ATTACHMENT 8: AMENDMENT OF SERVICE PROVIDER AGREEMENT

AMENDMENT OF SERVICE PROVIDER AGREEMENT – SIGNATURE PAGE

This Amendment shall not be an effective Amendment to the SPA nor binding on the Parties in any way, unless and until this Amendment has been signed by a duly authorized representative of each Party in the spaces provided below.

By:	X /s/	By:	X /s/
(Service Provider’s Authorized Representative)		(The Home Depot’s Authorized Representative)

Print Name:	Print Name:

Title:	Title:

Date:	Date:

This Amendment of the Service Provider Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE(S) OF SERVICE PROVIDER’S PRINCIPAL(S)	SIGNATURE(S) OF CO-SIGNERS’ AUTHORIZED REPRESENTATIVE(S)

X	X

Print Name:	Print Name:

Title:	Title:

Company:	Company:

X	X

Print Name:	Print Name:

Title:	Title:

Company:	Company:

X	X

Print Name:	Print Name:

Title:	Title:

Company:	Company:

X	X

Print Name:	Print Name:

Title:	Title:

X	X

SPA ATTACHMENT 6: AMENDMENT OF SERVICE PROVIDER AGREEMENT	Page 2 of (Exclusive of Addenda)
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ANNEX 1: EXCLUSIVITY

U. S. Remodelers, Inc.

Service Provider’s Full Business Name

1	Introduction

1.1	Pursuant to the Service Provider Agreement (the “SPA”) effective May 1, 2006 between Home Depot U.S.A., Inc. (“The Home Depot”) and the Service Provider identified above, this Annex 1 to the SPA is hereby added and incorporated into the SPA effective as of the Effective Date of the SPA unless otherwise stated herein.

2	Exclusivity of Services

2.1	During the term of the SPA, Service Provider shall not, with respect to the markets indicated below, or, if no Markets are listed below, all Markets listed in Attachment 1, enter into any agreement or other arrangement with any entity operating in whole or in part as a home improvement retailer or other business (collectively, the “The Home Depot Competitors”) involved either directly or through affiliates or subcontractors in marketing, selling, or providing (or arranging for the provision of) any products and/or services competitive with those specified in Attachment 1.

Applicable Market(s)*	Notes*
All Home Depot/EXPO Markets

(Attach additional pages as necessary.)

Additional Provisions Concerning Exclusivity:

SERVICE PROVIDER SHALL, IN ADDITION TO FULFILLING ITS OBLIGATIONS UNDER SECTION 2.1 OF THIS

ANNEX 1, REFRAIN FROM OFFERING, DIRECTLY OR INDIRECTLY, PRODUCTS AND/OR SERVICES THAT ARE

LIKE, SIMILAR TO, AND/OR COMPETITIVE WITH, THE PRODUCTS AND SERVICES IN ANY MARKET (INCLUDING,

WITHOUT LIMITATION, MARKETS THAT HAVE NOT BEEN ASSIGNED BY HOME DEPOT TO SERVICE PROVIDER)

UNDER ANY MARKS OTHER THAN AS EXPRESSLY APPROVED IN WRITING BY HOME DEPOT.

HOME DEPOT SHALL NOT USE ANY SERVICE PROVIDER IN ANY MARKETS AWARDED TO SERVICE PROVIDER

HEREIN TO PERFORM THE SAME OR SIMILAR SERVICES AS THOSE THAT MAY BE PERFORMED BY SERVICE

PROVIDER UNDER THIS AGREEMENT.

(Attach additional pages as necessary.)

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ANNEX 2: FURNISHING MERCHANDISE

U. S. Remodelers, Inc.

Service Provider’s Full Business Name

1	Introduction

1.1	This Annex 2 to the SPA is hereby added and incorporated into the SPA effective as of the Effective Date of the SPA unless otherwise stated herein.

1.2	The provisions of this Annex 2 apply if, and only if, Service Provider shall, as specified in Attachment 1, be responsible for “furnishing,” i.e., independently (or, if mutually agreed by the Parties, through a manufacturer or supplier designated by The Home Depot) sourcing, purchasing, fabricating, manufacturing, shipping and/or delivering the products and materials (“Merchandise”) that Service Provider shall also be responsible for installing under the Agreement. The provision of this Annex 2 shall not apply to Merchandise sourced by Service Provider from any The Home Depot store or any legal affiliate of Home Depot U.S.A., Inc.[1]

2	Sourcing

2.1	In fulfillment of its obligation to furnish Merchandise hereunder, Service Provider may contract independently with such third party Merchandise manufacturer(s) and/or supplier(s) as are, or may be, designated or approved by The Home Depot. Alternatively, Service Provider may, if specified in Attachment 1, directly manufacture and/or fabricate Merchandise.

2.2	However it is sourced, Merchandise may be fabricated or finished, in whole or in part, by either the manufacturer or supplier of Merchandise or by Service Provider as specified in Attachment 1.

2.3	Service Provider shall be solely responsible for negotiating all terms and conditions, including, but not limited to, pricing terms, of any contract(s) between or among Service Provider and the manufacturer(s) and/or supplier(s) of Merchandise. Service Provider’s obligations to The Home Depot under the SPA shall, unless otherwise mutually agreed in writing by the Parties, be independent of Service Provider’s obligations under any particular contractual arrangement between Service Provider and a Merchandise manufacturer or supplier.

3	Title and Risk of Loss

3.1	All shipments or deliveries of Merchandise made, or arranged by, Service Provider pursuant to a Service Order shall be designated “FOB Destination,” whether being shipped to Service Provider, to a Customer, or to any third party, unless otherwise expressly agreed upon in writing by The Home Depot.

1 Capitalized terms used in this Annex 2 shall have the meanings ascribed to such terms in the SPA unless otherwise stated herein.

3.2	No liability shall be incurred by The Home Depot and no risk of loss with respect to the Merchandise shall pass to The Home Depot unless otherwise expressly agreed upon in writing by The Home Depot.

4	Price Changes

4.1	Nothing herein contained shall permit a change in any pricing specified on the applicable Service Order or as provided elsewhere under the SPA unless expressly agreed upon in writing by The Home Depot. In no instance shall The Home Depot be liable to Service Provider in excess of the actual Service Order price, less applicable discounts and/or other deductions, and no interest or other charge including, but not limited to, freight charges shall be recognized or paid by The Home Depot upon, or in connection with, any such Service Order, whether claimed by reason of late payment or otherwise.

5	Merchandise Warranties and Guarantees

5.1	Service Provider agrees that The Home Depot shall not be responsible or liable for the inspection, packaging, shipment, or delivery of Merchandise furnished hereunder by Service Provider and further agrees that all warranties, representations, and conditions, legal or otherwise, and whether express or implied, shall survive any inspection, installation (whether by Service Provider, The Home Depot, or any authorized third party as directed by The Home Depot consistent with the terms and conditions of the SPA), acceptance, and payment by The Home Depot and any Customer.

5.2	Approval by The Home Depot of Service Provider’s designs, raw materials, fabrication or manufacturing processes, materials, or packaging shall not relieve Service Provider from any obligations under any warranties, representations, conditions, or guarantees. Further, Service Provider represents, warrants, and guarantees that the design, composition, manufacture, packaging, and warnings respecting Merchandise furnished by Service Provider are compliant with all applicable state and federal laws, regulations, and requirements. Merchandise furnished hereunder (whether paid for or not) is subject, at The Home Depot’s sole discretion, to inspection, testing, and approval by The Home Depot or an authorized representative of The Home Depot.

6	Representations and Warranties

6.1	Service Provider represents, warrants, and guarantees the following:

(a)	That no term or condition of any contractual arrangement between Service Provider and the manufacturer, supplier, or shipper of any Merchandise shall in any way impair Service

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ANNEX 2: FURNISHING MERCHANDISE

Provider’s ability to fulfill its obligations under the SPA.

(b)	That the Merchandise furnished pursuant to any Service Order shall not infringe any actual or alleged patent, design, trade name, trademark, copyright, trade secret, or any right or entitlement of any third party.

(c)	That the Merchandise furnished hereunder shall be merchantable, fit for its intended purpose, and free from any and all defects.

(d)	That all guarantees, warranties, labels, packaging, and instructions and warnings furnished in connection with Merchandise, comply with all applicable federal, state, provincial, and local laws, ordinances, codes, rules, regulations, and court rulings of the country of origin, the country of transit, or any other applicable country or jurisdiction (collectively, for purposes of this Annex 2, the “Laws”);

(e)	That, if required by Law, the labels, packaging, instructions and warnings accompanying Merchandise are multilingual and/or contain universally accepted pictographs or symbols;

(f)	That Service Provider, if necessary, will supply The Home Depot with any and all instructions, warnings or safety sheets for said Merchandise as required by Law;

(g)	That the weights, measures, signs, legends, words, particulars, or descriptions, if any, stamped, printed, or otherwise attached to the Merchandise or containers (including US required country of origin markings) or referring to the Merchandise delivered hereunder are true and correct and comply with all Laws;

(h)	That all Merchandise conforms and complies with all Laws, including but not limited to, the following:

(i)	Consumer Product Safety Act;

(ii)	Magnuson–Moss Warranty Act;

(iii)	Federal Trade Commission Improvement Act;

(iii)	Fair Packaging and Labeling Act;

(iv)	Textile Fiber Products Identification Act;

(v)	Flammable Fabrics Act;

(vi)	Wool Products Labeling Act;

(vii)	Federal Food, Drug, and Cosmetics Act;

(viii)	Federal Hazardous Substances Act;

(ix)	all Federal Trade Commission Rules and Regulations; and
(x)	the standards of Underwriters Laboratories, Inc., (including all language requirements) or such other testing laboratory approved by The Home Depot.

6.2	If requested to do so, Service Provider agrees to provide The Home Depot with a signed guaranty form with respect to the above warranties if prescribed by any Law before payment is required to be made under any Service Order.

7	Termination, Cancellation, and Returns

7.1	Notice of defects in the Merchandise shall be considered made within a reasonable time, if made within a reasonable time after being discovered by The Home Depot or after notification is given to The Home Depot by a Customer or any user of the Merchandise. The return of such Merchandise shall not relieve Service Provider from liability for failure to furnish conforming Merchandise hereunder with respect to warranties, whether express or implied. Resale, repackaging, cutting up (or otherwise modifying) Merchandise for the purpose of resale or for use shall not be considered as acceptance of the Merchandise so as to bar The Home Depot’s right to deem such Merchandise to be nonconforming with the requirements of the SPA or a Service Order, to reject such Merchandise, or to deem Service Provider to be in breach or default of its obligations under the SPA or seek any other remedy available under the SPA or applicable law.

7.2	In addition to all other remedies available under the SPA, Service Provider authorizes The Home Depot to cancel any Service Order in whole or in part, reject Merchandise, refuse to receive Merchandise, or return all or part of Merchandise, paying only on a pro-rata basis for any Merchandise retained, or Services provided, under a Service Order, and returning the balance at Service Provider’s expense without The Home Depot incurring any liability to Service Provider if, in The Home Depot’s reasonable opinion:

(a)	Service Provider fails to comply with any of the terms or conditions of the Service Order;

(b)	Service Provider breaches its express warranties, guarantees, or representations set forth in the Warranties and Guarantees section contained herein or elsewhere in the SPA;

(c)	Merchandise is defective in whole or in part or Merchandise is not of merchantable quality or is otherwise not fit for the purposes sold;

(d)	Merchandise received is less than or in excess of the quantity, weight or volume provided for in the Service Order, or varies in any respect from the samples from which or

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ANNEX 2: FURNISHING MERCHANDISE

specifications for which the Service Order was placed;

(e)	Merchandise is received before or after the specified delivery dates and times;

(f)	Service Provider fails to comply with the shipping or invoicing instructions on the Service Order;

(g)	A claim is made that the sale or offer of sale of said Merchandise or the use of said Merchandise by The Home Depot infringes or would infringe any alleged patent, design, trade name, trademark, copyright, trade secret, right or entitlement of any third Party;

(h)	Service Provider files, voluntarily or involuntarily, a petition in bankruptcy under any bankruptcy law, becomes insolvent, makes any assignment or arrangement with or for the benefit of creditors, or has a receiver or person acting in a similar capacity appointed for it; and/or

(i)	Discontinuance of or substantial interference with The Home Depot’s business has occurred, in whole or in part, or with respect to the particular store or department for which the Service Order is given by reason of fire, flood, storm, drought, hurricane, earthquake, war, strike, labor dispute, act of God, terrorism, embargo, civil commotion, governmental regulation, or any other cause beyond The Home Depot’s reasonable control.

7.3	Acceptance of Merchandise in the circumstances set forth in Sections 7.2(a) through 7.2(i) of this Annex 2 shall not bind or obligate The Home Depot to accept further Merchandise pursuant to the subject Service Order. Acceptance of the Merchandise in such circumstances shall not be construed as a waiver of The Home Depot’s right to recover for Service Provider’s non-compliance with the requirements of the SPA or the particulars of the subject Service Order.

7.4	Notwithstanding any other provision of the SPA to the contrary, cure of nonconforming tender may be made only with the express written consent of The Home Depot.

7.5	The Home Depot expressly retains its right to pursue a claim or charge-back with Service Provider for shortage, damage or other defect of delivered Merchandise that comes to The Home Depot’s attention following the delivery of such Merchandise.

8	Recalls

8.1	In the event the Consumer Product Safety Commission or other federal, state or local agency (collectively and interchangeably, the “Commission”) issues an order pursuant to any consumer protection law (hereinafter referred to as the “Act”)

requiring either The Home Depot or Service Provider to recall, replace, repair or make refunds with respect to all or part of any Merchandise furnished by Service Provider hereunder (a “Recall”), Service Provider shall do so at its sole expense (including, without limitation, reimbursements to The Home Depot for The Home Depot’s reasonable “out-of-pocket” expenses) in such reasonable manner as is determined by Service Provider, subject to The Home Depot’s concurrence. Provided, however, that The Home Depot’s concurrence shall not be unreasonably withheld. For purposes of this Section, “out-of-pocket” expenses shall include any expense incurred by The Home Depot relating to the Recall, including, without limitation, Merchandise handling expenses.

8.2	Where both Parties agree or where either Party determines in its reasonable discretion that a Recall is warranted prior to, or without regard, to any proceeding or determination by the Commission, Service Provider shall assume all costs and expenses of such Recall (including, without limitation, reimbursements to The Home Depot for The Home Depot’s reasonable “out-of-pocket” expenses) and such Recall shall be effectuated in a manner agreed upon between Service Provider and The Home Depot. For purposes of this Section, “out-of-pocket” expenses shall include any expense incurred by The Home Depot relating to the Recall, including, without limitation, Merchandise handling expenses.

8.3	In any event, if The Home Depot has inventoried or is storing any Merchandise subject to a Recall, Service Provider shall accept return of all of The Home Depot’s inventory involved in a Recall and Service Provider shall refund to The Home Depot all monies paid for said inventory. In no event shall Service Provider treat The Home Depot less favorably than any other customer in the event of a Recall or potential Recall.

8.4	Nothing contained in this section shall prevent The Home Depot from taking any actions as may be required of it under the Act and Service Provider shall pay The Home Depot all costs and expenses incurred by The Home Depot in so doing.

9.	Shipping Losses, Damages, Injuries, and Delays

9.1

Service Provider shall at all times protect Merchandise from damage by the elements and exercise extreme caution and care to prevent the Merchandise from being lost, stolen, damaged, or destroyed. The liability of Service Provider for the loss, damage or delay to Merchandise hereunder shall be in accordance with the liability imposed by the SPA, including this Annex 2 and 49 USC § 14706. Notwithstanding anything to the contrary contained herein, in the event that the cause of loss

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ANNEX 2: FURNISHING MERCHANDISE

or damage is not clearly the responsibility of The Home Depot, Service Provider shall be liable for the cost of such loss or damage. No writing of any description, including a Service Provider tariff or a bill of lading issued with respect to any particular shipment, shall be competent to show that there has been a “shipper waiver” or any agreement by The Home Depot to limit the Service Provider’s liability hereunder within the meaning of 49 USC § 14706 (c), unless the same shall have been actually signed by the President of The Home Depot’s Services Division and by a Vice President of The Home Depot’s Legal Department.

9.2	In the event of any accident, theft, delay, storage, or other problem which impairs the safe and prompt delivery of the Merchandise, Service Provider shall immediately notify The Home Depot.

9.3	If any Merchandise or any part thereof is lost, damaged, or destroyed during delivery, in addition to all other remedies available under the SPA, The Home Depot may, if it has incurred any resulting costs, require Service Provider to reimburse The Home Depot for such costs, which reimbursement shall not be limited or reduced by any released values or released valuations to which The Home Depot has expressly agreed in writing.

SPA ANNEX 2: Furnishing Merchandise	Page 4 of 4
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ANNEX 3: SALES AND MARKETING

U. S. Remodelers, Inc.

Service Provider’s Full Business Name

1	Introduction

1.1	Pursuant to the Service Provider Agreement (the “SPA”) effective May 1, 2006 between Home Depot U.S.A., Inc. (“The Home Depot”) and the Service Provider identified above, this Annex 3 to the SPA is hereby added and incorporated into the SPA effective as of the Effective Date of the SPA unless otherwise stated herein.

1.2	This Annex 3 to the SPA -applies if, and only if, Service Provider shall, as specified in Attachment 1, be engaged in sales and marketing activities under the SPA, including, but not necessarily limited to, direct-to-customer sales on behalf of The Home Depot. The Parties understand that this Annex 3 is intended only as a general description and overview of the Parties’ respective obligations in regard to the marketing and sale of the Services and is qualified by the specific provisions contained elsewhere in the SPA and all other attachments to the SPA including, but not limited to, the SPRG.[1]

2	Joint Sales and Marketing of Installations

2.1	The Home Depot and Service Provider shall cooperatively market, and Service Provider shall sell, on The Home Depot’s behalf, Installations and, if applicable, associated enhanced service plans and extended warranties (“ESPs”) in accordance with the terms and conditions of this Annex 3 and the SPA.

2.2	Compensation of Service Provider. The Home Depot shall pay Service Provider as specified in the attachment referenced herein as “Schedule 1 to Annex 3.” ~~an amount equal to percent of the documented total retail selling price of each completed Installation and shall retain percent of same. Any adjustments to the foregoing formula or to the compensation due Service Provider shall be made consistent with such other terms and conditions of this SPA as are, or may be, applicable.~~

3	Service Provider Responsibilities

3.1	Except as may otherwise be specified in Attachment 1, Service Provider shall, at Service Provider’s sole expense, provide:

(a)	design, construction, delivery, set-up and maintenance of mutually agreed upon in-store displays of the Services;

(b)	mutually agreed upon signage, brochures, and other printed materials (“Marketing

1Capitalized terms used in this Annex 3 shall have the meanings ascribed to such terms in the SPA unless otherwise stated herein.

Materials”) designed to promote the sale of Installations;

(c)	authorized employees, agents, subcontractors, or representatives of Service Provider (each a “Service Provider Representative”) to man in-store displays in designated The Home Depot stores provided that Service Provider shall reassign or remove any Service Provider Representative from participating in the sale of Installations if The Home Depot reasonably requests in writing that such Service Provider Representative be reassigned or removed on grounds of impairing Service Provider’s ability to fulfill its obligations under the SPA (such Service Provider Representatives shall be subject to the background investigation requirements of Section 8 of the General Terms and Conditions of the SPA);

(d)	training to designated The Home Depot associates or representatives to help them more effectively promote the sale of Installations;

(e)	follow-up with respect to all sales leads generated as a result of the Parties’ marketing activities hereunder;

(f)	in-home sales presentations to prospective Customers;

(g)	executed sales contracts for Installations as further detailed below; and

(h)	follow-up service to address Customer questions/concerns about Installations, Customer warranty claims, and, in coordination with The Home Depot, Customer complaints.

4	The Home Depot’s Responsibilities

4.1	Except as may otherwise be specified in Attachment 1, The Home Depot shall, at its sole expense, provide:

(a)	display space in designated The Home Depot stores for demonstration of, display of, or promotion of, Installations. If mutually agreed by the parties, The Home Depot shall also maintain a working telephone, accessible to prospective Customers, capable of connecting such Customers on a toll-free basis to any call center or centers operated in support of the Parties marketing and/or sales activities under the SPA;

(b)	transmission to Service Provider of sales leads generated as a result of the establishment and use of the display space referenced above; and

(c)	payment to Service Provider of an agreed-upon percentage of revenue derived from

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sales of Installations as provided in Attachment 1.

5	Call Center Operations

5.1	Except as may otherwise be specified in Attachment 1, The Home Depot shall maintain a toll-free telephone number (the “The Home Depot Toll-Free Number”), solely owned by The Home Depot, for use by prospective Customers to make inquiries about Installations, to request sales appointments, and to make other requests permitted by the SPA in relation to the The Home Depot Toll-Free Number.

5.2	Except as may otherwise be specified in Attachment 1, Service Provider shall be responsible, at Service Provider’s sole expense, for receiving, processing, and handling all calls dialed to the The Home Depot Toll-Free Number.

5.3	Telephone calls dialed to the The Home Depot Toll-Free Number shall be automatically transferred to a call center manned by customer service representatives capable of processing requests for sales appointments and gathering other relevant information to the scheduling and completion of such appointments.

5.4	If a customer service representative handling calls to the The Home Depot Toll-Free Number determines that a person calling the The Home Depot Toll-Free Number is interested in other home improvement products or services offered by The Home Depot, that customer service representative shall advise the caller of the contact information pertinent to such products or services.

5.5	Consistent with requirements of applicable law, Service Provider shall permit The Home Depot to listen to calls or recordings of calls to the The Home Depot Toll-Free Number for the purpose of evaluating call quality and recommending improvements to the call handling process.

5.6	Upon not less than ninety (90) calendar days’ written notice to Service Provider, The Home Depot may at its sole expense itself assume full or partial responsibility or arrange for a third-Party to handle all or a portion of the calls dialed to the The Home Depot Toll-Free Number and operate any supporting call center or centers. This Section 5.6 shall not be deemed to authorize The Home Depot to take control of any call center owned by, or internal to, Service Provider but does authorize The Home Depot to establish or utilize other call centers as set forth above.

6	Installation Pricing and Warranties

6.1	Except as may otherwise be specified in Attachment 1, Service Provider may determine, in Service Provider’s sole discretion, the prices at which Installations and Extended Warranties or

Service Plans (collectively and interchangeably, “Installations”) are offered for sale and sold to prospective Customers by Service Provider on Home Depot’s behalf (in each case the “Installation Price”), provided that Service Provider shall ensure that the Installation Price:

(a)	is determined on a basis consistent with Service Provider’s usual pricing practices regarding products and services comparable to Installations; and

(b)	does not in any way advantage sales of Service Provider’s products and services (regardless of whether those products and services are comparable to Installations) over sales of Installations.

7	Project Leads and Sales Appointments

7.1	Service Provider shall ensure that each of its in-store representatives in participating The Home Depot stores:

(a)	appropriately records each lead generated by that Service Provider in-store representative on such form as may be agreed by the Parties from time to time; and

(b)	faxes or otherwise delivers in a timely manner each form to the call Center servicing the The Home Depot Toll-Free Number.

7.2	Service Provider shall schedule and conduct Assignments in a manner that does not advantage Service Provider’s customers or potential customers over The Home Depot’s Customers or potential Customers.

7.3	Each quotation for an Installation or ESP made by Service Provider to prospective Customers shall be in a form specified by The Home Depot.

8	The In-Home Sales Process

8.1	Service Provider shall ensure that each Customer completes and signs a Customer Contract in a form specified by The Home Depot. Each such Customer Contract shall be between The Home Depot and the subject Customer notwithstanding the fact that it will be signed, on The Home Depot’s behalf, by Service Provider or an authorized representative thereof.

8.2	The Home Depot authorizes Service Provider and its approved Principals, employees, agents, and subcontractors, to execute Customer Contracts on its behalf, subject to The Home Depot’s final approval, provided that neither the authority granted under this Section 8 nor any other provision of the SPA shall permit Service Provider or any Principal, employee, agent, or subcontractor thereof to make changes to the form of the Customer Contract. The authority granted to Service Provider to act in the name of and on behalf of The Home Depot under this Section 8 shall be strictly limited to the powers expressly stated in this Section 8.

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8.3	Service Provider shall obtain all blank Customer Contract forms from The Home Depot’s designated forms vendor at Service Provider’s sole expense and shall be responsible for maintaining a sufficient stock of Customer Contract forms for use on an ongoing basis.

8.4	A Customer may, at the Customer’s option, pay for the Installation and any associated ESP purchased by that Customer using any of the following:

•	personal check;

•	American Express, Discover, MasterCard, or VISA credit card;

•	The Home Depot credit card or The Home Depot Home Improvement Loan or a similarly branded credit vehicle; and/or

•	any other method of payment as may be accepted by The Home Depot from time to time.

8.5	Service Provider shall ensure that the option to pay for the Installation and any ESP using a The Home Depot credit card or The Home Depot Home Improvement Loan is (the exercise of which option may require completion and submission by the Customer of specified application materials) presented to each prospective Customer at each sales appointment.

8.6	The Parties shall comply with all provisions of federal and state laws governing credit sales, including but not limited to provisions dealing with proper disclosures to customers, finance charges and the like, with respect to credit sales or their solicitation and the right of rescission.

9	Acceptance of Customer Payments

9.1	Service Provider and its approved Principals, employees, agents, and subcontractors shall generally follow the steps and procedures specified in this Section 9 in accepting payment from Customers. The SPRG may contain additional detail or specify alternative procedures to be followed by Service Provider. Moreover, procedures concerning the acceptance and handling of Customer payments may vary depending upon program requirements. Service Provider shall confirm which procedures are applicable prior to the start of the program covered under the SPA.

9.2	If payment is by personal check or money order, the Service Provider Representative shall ensure that the body of the check or money order is completely and accurately filed out by the Customer and that the payee is “The Home Depot” or, if applicable, “EXPO Design Center.”

9.3	If payment is by credit card, the Service Provider or its authorized representative (or the Customer)

shall write the credit card information, including the expiration date, on the Customer Contract and Service Provider will confirm that the person presenting the credit card is in fact authorized to use the credit card. The payee must always be “The Home Depot” or, if applicable, “EXPO Design Center.” Under no circumstances shall the payee be Service Provider or any Principal, employee, agent, subcontractor, or representative thereof. Service Provider shall call the credit provider to confirm that there is sufficient credit to cover the entire purchase amount. If there is insufficient credit available, Service Provider shall contact the customer to arrange an alternative, acceptable method of payment, provided that if an alternative, acceptable method of payment cannot be confirmed, neither The Home Depot nor Service Provider will be under any obligation to complete Installation as spelled out in the Customer Contract.

9.4	Where payment is by an existing The Home Depot Credit Card or The Home Depot Home Improvement Loan (interchangeably, “HDCC”), the procedures are the same as for other credit cards, except that there is no expiration date on a The Home Depot card, so Service Provider does not have to record this information on the Customer Contract. Furthermore, Service Provider must still record an authorization number on the Customer Contract. Service Provider shall call The Home Depot Credit Services (“HDCS”) prior to completing the Customer Contract to confirm that there is sufficient credit available to cover the purchase amount.

9.5	If Customer applies for a new HDCC at the time of payment, Service Provider shall ensure that the Customer properly completes and signs the new HDCC application (provided by The Home Depot). Service Provider shall call HDCS to obtain a new account number for the Customer and authorization for the required credit amount. Service Provider shall also separately record the name of the HDCS customer service representative for inclusion with Customer Contract if The Home Depot requires submission of the Customer Contract (or a copy thereof) to The Home Depot. If the application process is successful, The Home Depot will notify Service Provider and Service Provider will record that information on the completed Customer Contract.

9.6	Cash shall not be accepted as a method of payment. Ordinarily, Home Depot Gift Cards are also not accepted as a method of payment; for additional details concerning acceptable methods of payment, Service Provider should consult its designated The Home Depot contact.

10	“Leave Behind” Materials

10.1	Subject to all approvals required under the SPA, the Parties shall develop Marketing Material incorporating the Parties’ licensed marks for use on a “leave

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behind” basis by Service Provider following in-home sales appointments.

10.2	Marketing Material used by the Parties for “leave behind” purposes shall, unless otherwise directed by The Home Depot, include at least one prominently placed licensed mark of each Party consistent with the requirements of Section 15.1 of the SPA and Annex 4.

10.3	Except as may otherwise be specified in Attachment 1, each Party shall bear its own costs associated with reproducing and distributing Marketing Material used by it hereunder.

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~~ANNEX 3: SALES AND MARKETING~~SCHEDULE 1 TO ANNEX 3

The ~~[Make this into “Schedule 1 to Annex 3.”~~

Home Depot shall pay Service Provider an amount equal to see below percent of the documented total retail selling price of each completed Installation and shall retain see below percent of same. Any adjustments to the foregoing formula or to the compensation due Service Provider shall be made consistent with such other terms and conditions of this SPA as are, or may be, applicable.

Additional Provisions Concerning Compensation of Service Provider:

See market listings for each service. Compensation varies by market and service.

The prices quoted by Service Provider shall be competitive and shall further reflect the cost savings inherent in the business model set forth under this SPA in comparison to the prices charged by Service Provider for comparable goods and services offered by the Service Provider to its own customers outside the Program.

In the event Home Depot or its selected financing entity declines to provide financing or the terms offered are not accepted by the customer, the Service Provider shall, if directed to do so by Home Depot, refer the customer to secondary financing entities to be designated and pre-approved by Home Depot.

~~[Allow for additional provision to be specified.]~~

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Addendum A

Amendment to Annex 3: Paragraph 8.3.

Paragraph 8.3 of The In-Home Sales Process, of Annex 3: Sales and Marketing is hereby amended by the addition of the following language. All other terms of Annex 3 remain as written and are expressly incorporated in this Amendment as if fully restated. Paragraph 8.3 is amended by the addition of the following:

The Home Depot will use commercially reasonable efforts to ensure that the Customer Contract forms comply with all state and federal laws. Service Provider shall take commercially reasonable steps to notify Home Depot of any instances where said forms are non-compliant. Home Depot hereby agrees to hold Service Provider harmless from any actions or causes of action that arise solely from non-compliance of the Customer Contract forms.

Addendum B

Section 8.5. of the Service Provider Agreement is amended to read as follows:

IN PARTICULAR, DISCOVERY OF A FELONY CRIMINAL CONVICTION (NO MATTER THE DATE OF SUCH CONVICTION) OF SERVICE PROVIDER OR ANY EXECUTIVE THEREOF, OR OF ANY CO-SIGNER WITH SERVICE PROVIDER, SHALL, NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY, BE GROUNDS FOR IMMEDIATE TERMINATION OF THIS SPA BY HOME DEPOT WITHOUT FURTHER LIABILITY TO SERVICE PROVIDER. DISCOVERY OF A FELONY CRIMINAL CONVICTION (NO MATTER THE DATE OF SUCH CONVICTION) OF ANY EMPLOYEE, AGENT, OR SUBCONTRACTOR OF SERVICE PROVIDER, SHALL, NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY, BE GROUNDS FOR IMMEDIATE TERMINATION OF THAT EMPLOYEE, AGENT OR SUBCONTRACTOR FROM SERVICE PROVIDER.

Addendum C

Section 15.1 of the Service Provider Agreement is amended to read as follows:

15.1 Ownership of Works – Except as otherwise provided in Annex 4, each Party or its assignee shall, in all events, own and have all right and title in all ideas, concepts, plans processes (including, without limitation, sales and marketing processes) creations, trademarks, logos, intellectual property, displays (whether such displays are used on an in-store or in-home basis) or other work product (collectively, the “Works”) produced by such Party without a request from the other Party or produced by a third-party at such Party’s request, in furtherance of the Parties’ obligations under this SPA. Each Party shall cooperate fully with the other Party and shall execute such further documentation as a Party may request in order to establish, secure, maintain, or protect its and its assignee’s rights with respect to the Works.

Subject to the ownership terms in this section 15.1, each Party hereby expressly disclaims all right, title and interest in and to intellectual property rights in the Works owned or provided by the other Party in furtherance of its obligations under this SPA, and agrees that it will not take any action or suffer or permit any condition to exist that gives rise to any claim adverse to the other Party’s title in or right to possess the intellectual property rights in the Works. Any Works developed or produced jointly by the Parties during the term of this Agreement shall be owned by The Home Depot or its assigns, and Service Provider agrees to cooperate fully with The Home Depot and shall execute such further documentation as The Home Depot or assigns may request in order to establish, secure, maintain or protect The Home Depot or its assigns intellectual property rights in such jointly developed Works.

Service Provider owns the “Facelifters” mark which is identified in the Intellectual Property Agreement (IPA) attached hereto. In addition to the provisions of the IPA the following terms and conditions shall apply to the use of the “Facelifters” mark by The Home Depot:

1.	Service Provider grants to The Home Depot during the term of this Agreement an exclusive, royalty-free, non-assignable, non-transferable and revocable right and license, without the right to sublicense, to use the Service Provider’s “Facelifters” mark solely in connection with the advertising, marketing, displaying and merchandising of cabinet refacing products and services.

2.	If this Agreement is terminated by The Home Depot for any reason or is not renewed by The Home Depot, the right and license granted herein to The Home Depot shall be revoked, however, The Home Depot shall, at its option, have the right on a non-exclusive and non-fee basis to continue to use the “Facelifters” mark for a period of up to 12 months after such termination date. Thereafter, The Home Depot shall cease using the “Facelifters” mark for any purpose.

3.	If Service Provider terminates this Agreement or fails to renew this Agreement, The Home Depot shall have the right and license to use the “Facelifters” mark for a 12 month period after such termination date under the same terms as provided in paragraph 1 above.

ANNEX 4: INTELLECTUAL PROPERTY AGREEMENT – MUTUAL GRANT OF LICENSE

U. S. Remodelers, Inc.

Service Provider’s Full Business Name

INTELLECTUAL PROPERTY AGREEMENT

Pursuant to the Service Provider Agreement (the “SPA”) effective May 1, 2006 between The Home Depot and the Service Provider identified above, this Annex 4 (“Homer Agreement” or “Intellectual Property Agreement”), is, by the signatures of the Parties below and by their respective initials appearing on the Face Page of the SPA, hereby incorporated into the SPA effective as of the Effective Date of the SPA unless otherwise stated herein. The parties hereto include Service Provider, The Home Depot, Homer TLC, Inc., (“Homer”) a Delaware corporation the signature of whose authorized representative appears below on the signature page to this Annex 4, and all other Parties identified in the SPA (Homer, The Home Depot, and all such additional Parties being sometimes referred to herein collectively as the “Parties” and individually as a “Party.”)1

RECITALS

WHEREAS, Homer is a wholly owned subsidiary of The Home Depot, and is the sole owner of all right, title and interest in and to each trademark, service mark, trade name, logo, slogan and other identifying symbol and indicia identified in the attached Exhibit A (the “The Home Depot Marks”);

WHEREAS, Service Provider is the sole owner of all right, title and interest in and to each trademark, service mark, trade name, logo, slogan and other identifying symbol and indicia identified in the attached Exhibit B (the “Service Provider Marks” and, together with The Home Depot Marks, the “Marks”);

WHEREAS, The Home Depot and Service Provider have entered into the SPA whereby The Home Depot and Service Provider shall co-market Installations;

WHEREAS, in accordance with the SPA, certain aspects of the marketing, sale, and provision of the Installations shall be co-branded using the Marks and other intellectual property rights of Homer and Service Provider;

WHEREAS, The Home Depot desires to obtain a license from Service Provider and Service Provider desires to grant to The Home Depot such license to use the Service Provider Marks in connection with the marketing, sale and provision of Installations pursuant to the terms and conditions of this Intellectual Property Agreement; and

WHEREAS, Service Provider desires to obtain a license from Homer and Homer desires to grant to

1Capitalized terms used in this Annex 4 shall have the meanings ascribed to such terms in the SPA unless otherwise stated herein.

Service Provider such license to use The Home Depot Marks in connection with the marketing, sale, and provision of Installations pursuant to the terms and conditions of the SPA and this Intellectual Property Agreement.

NOW, THEREFORE, the Parties agree as follows:

Section 1. Homer Grant of License

1.1 Subject to the provisions of this Intellectual Property Agreement, Homer grants to Service Provider during the term of this Intellectual Property Agreement a non-exclusive, royalty-free, non-assignable, nontransferable, and revocable right and license, without the right to sublicense (except as provided in Section 6.1.3 of this Intellectual Property Agreement), to use The Home Depot Marks solely in connection with the marketing of Installations in such Markets as are specified in Attachment 1 of the SPA. The license granted herein is limited to Service Provider’s use of the Marks in connection with activities performed under the SPA and the Marks may not be used in any manner (i.e., display on clothing, vehicles, or marketing collateral) that has not been expressly authorized by The Home Depot in writing and/or which is likely to suggest to the public or the trade that any of Service Provider’s other products and/or services that are unrelated to, or outside of the scope of, the SPA, are in any way related to Homer or The Home Depot.

1.2 Neither co-branding nor any other activities of the Parties pursuant to this Intellectual Property Agreement or the SPA shall be deemed to result in Service Provider obtaining ownership of or any other interest in any The Home Depot Marks.

Section 2. Service Provider Grant of License

2.1 Subject to the provisions of this Intellectual Property Agreement, Service Provider grants to The Home Depot during the term of this Intellectual Property Agreement a non-exclusive, royalty-free, non-assignable, nontransferable, and revocable right and license, without the right to sublicense, to use the Service Provider Marks solely in connection with the marketing of Installations in such Markets as are specified in Attachment 1 of the SPA. The license granted herein is limited to Homer or The Home Depot’s use of the Marks in connection with activities performed in furtherance of the Program and the Marks may not be used in any manner (i.e., display on clothing, vehicles, or marketing collateral) that has not been expressly authorized by Service Provider in writing and/or which is likely to suggest to the public or the trade that any of Homer’s or The Home Depot’s other products and/or services that are unrelated to, or outside of the scope of, the SPA, are in any way related to Service Provider.

2.2 Neither co-branding nor any other activities of the Parties pursuant to this Intellectual Property Agreement or the SPA shall be deemed to result in The Home Depot obtaining ownership of or any other interest in any Service Provider Marks.

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Section 3. Ownership of the Marks

3.1 Homer’s/The Home Depot’s Ownership

3.1.1 Service Provider acknowledges that Homer is the owner of all right, title and interest in and to The Home Depot Marks. Service Provider agrees that the essence of this Intellectual Property Agreement is founded on the goodwill associated with The Home Depot Marks, the value of that goodwill in the minds of the consuming public, and the continued ability of Homer and The Home Depot to protect and maintain such goodwill. Service Provider acknowledges having acquired no ownership interest in The Home Depot Marks and further acknowledges no ownership interest in The Home Depot Marks will be acquired by reason of this Intellectual Property Agreement, the SPA, or any agreement between The Home Depot and any third party pursuant to the SPA. Service Provider will not at any time do, or knowingly permit Service Provider or any Principal, employee, agent, subcontractor, or affiliate of Service Provider to do, or encourage any act or thing which would in any way impair the rights of Homer or The Home Depot in and to The Home Depot Marks, affect the validity of The Home Depot Marks, or depreciate the value of The Home Depot Marks or the reputation of Homer or The Home Depot. All goodwill resulting from use of The Home Depot Marks by Service Provider shall inure to the benefit of Homer.

3.1.2 Service Provider will never challenge the validity or ownership of The Home Depot Marks or any applications or registrations for The Home Depot Marks. Upon termination or expiration of this Intellectual Property Agreement or the SPA for any reason, Service Provider will cease and desist from all use of The Home Depot Marks in any way and, as requested by The Home Depot, will either destroy or deliver to Homer or its duly authorized representative all material upon which The Home Depot Marks appear within one (1) month of termination or expiration of this Intellectual Property Agreement or the SPA. Furthermore, Service Provider shall at no time adopt or use any word, company name, mark or design which is similar or confusing with The Home Depot Marks, without Homer’s prior written consent.

3.1.3 Homer represents to Service Provider that, with respect to the Markets in which The Home Depot Marks will be used under the SPA, (a) Homer owns The Home Depot Marks free and clear of any encumbrances, (b) there are no adverse claims relating to The Home Depot Marks, and (c) to the knowledge of Homer, The Home Depot Marks do not infringe the rights of third parties.

3.2 Service Provider’s Ownership

3.2.1 The Home Depot acknowledges that Service Provider is the owner of all right, title and interest in and to the Service Provider Marks. The Home Depot agrees that the essence of this Intellectual Property Agreement is founded on the goodwill associated with Service Provider Marks, the value of that goodwill in the minds of the consuming public, and the continued ability of Homer and The Home Depot to protect and maintain such goodwill. The Home Depot acknowledges having acquired no ownership interest in Service Provider Marks and further acknowledges no ownership interest in Service Provider Marks will be acquired by reason of this Intellectual Property Agreement, the SPA, or any agreement between The Home Depot and any third party pursuant to the SPA. The Home Depot will not at any time do, or knowingly permit The Home Depot or any Principal, employee, agent, subcontractor, or affiliate of The Home Depot to do, or encourage any act or thing which would in any way impair the rights of Service Provider in and to the Service Provider Marks, affect the validity of the Service Provider Marks, or depreciate the value of the Service Provider Marks or the reputation of Service Provider. All goodwill resulting from use of the Service Provider Marks by The Home Depot shall inure to the benefit of Service Provider.

3.2.2 The Home Depot will never challenge the validity or ownership of the Service Provider Marks or any applications or registrations for the Service Provider Marks. Upon termination or expiration of this Intellectual Property Agreement or the SPA for any reason, The Home Depot will cease and desist from all use of the Service Provider Marks in any way and, as requested by Service Provider, will either destroy or deliver to Service Provider or its duly authorized representative all material upon which the Service Provider Marks appear within one (1) month of termination or expiration of this Intellectual Property Agreement or the SPA. Furthermore, The Home Depot shall at no time adopt or use any word, company name, mark or design which is similar or confusing with the Service Provider Marks, without Service Provider’s prior written consent.

3.2.3 Service Provider represents to The Home Depot that, with respect to the Markets in which the Service Provider Marks will be used under the SPA, (a) Service Provider owns each Service Provider Mark free and clear of any encumbrances, (b) there are no adverse claims relative to the Service Provider Marks, and (c) to the knowledge of Service Provider, the Service Provider Marks do not infringe the rights of third parties.

Section 4. The Home Depot Quality Control

4.1 Maintenance of Quality

4.1.1 In the course of using The Home Depot Marks under the SPA, Service Provider shall maintain and adhere to specifications and standards of quality with respect to The Home Depot Marks that conform to or exceed those specifications and quality standards provided to Service Provider by Homer and/or The Home Depot (the “The Home Depot Standards”) and those imposed by law.

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4.1.2 In the event that Homer and/or The Home Depot desires to change The Home Depot Standards, they will notify Service Provider in writing of such changes, and will afford Service Provider a reasonable time period in which to adopt such changes as may be required for Service Provider to conform to the changed The Home Depot Standards.

4.2. Rights of Inspection

4.2.1 The use of The Home Depot Marks under the SPA shall be subject to the prior written approval by Homer as to the quality and style used. At least six (6) samples of each brochure or item concerning each such use shall be furnished free of charge to Homer by Service Provider for the purpose of Homer’s examination and approval hereunder sufficiently in advance of any sale, advertisement, or distribution thereof. Thereafter, any change in the quality or style of the use of The Home Depot Marks shall be submitted in like fashion for approval by Homer in advance of any sale, advertisement, or distribution thereof.

Section 5. Service Provider Quality Control

5.1 Maintenance of Quality

5.1.1 In the course of using The Home Depot Marks under the SPA, The Home Depot shall maintain and adhere to specifications and standards of quality with respect to the Service Provider Marks that conform to or exceed those specifications and quality standards provided to The Home Depot by Service Provider (the “Service Provider Standards”) and those imposed by law.

5.1.2 In the event that Service Provider desires to change the Service Provider Standards, it will notify The Home Depot in writing of such changes, and will afford The Home Depot a reasonable time period in which to adopt such changes as may be required for The Home Depot to conform to the changed Service Provider Standards.

5.2. Rights of Inspection.

5.2.1 The use by The Home Depot of the Service Provider Marks under the SPA shall be subject to the prior written approval of Service Provider as to the quality and style used by The Home Depot. At least six (6) samples of each brochure or item concerning each such use shall be furnished free of charge to Service Provider by The Home Depot for the purpose of Service Provider’s examination and approval hereunder sufficiently in advance of any sale, advertisement or distribution thereof. Thereafter, any change in the quality or style of the use of the Service Provider Marks shall be submitted in like fashion for approval by Service Provider in advance of any sale, advertisement or distribution thereof.

Section 6. Protection of Trademark Rights

6.1 The Home Depot Marks

6.1.1 Service Provider will apply to all material that includes any The Home Depot Mark a notice or notices of trademark ownership, licensing, or registration as required by The Home Depot and by law. In all printed sales material, catalogs, advertisements, videos, and other tangible references to any The Home Depot Mark, Service Provider will print the following statements in a clear, visible position:

(a) “[The Home Depot Marks]2 are registered service marks and trademarks of Homer TLC, Inc.”; and

(b) any other statements legally required or advisable, or reasonably requested by The Home Depot, to preserve and protect The Home Depot Marks (e.g., use of the registration notice ® or other proper notice to indicate a federally registered trademark and the “TM” or “SM” symbol to indicate an unregistered mark in which The Home Depot or Homer claims rights and/or which is the subject of a state registration).

6.1.2 In the event Service Provider becomes aware of any activities amounting to infringement or unlawful interference with any of The Home Depot Marks or any part thereof, Service Provider shall give prompt notice to The Home Depot and Homer of such activities for further action by The Home Depot and Homer.

6.1.3 During the term of the SPA, Service Provider may, with Home Depot’s advance written approval, sublicense to mutually agreed upon sublicensees the right to use the Home Depot Marks if it is necessary for such sublicensees to use the Home Depot Marks in order for Service Provider to comply with its obligations under this Agreement, provided that each sublicensee shall enter into a written subcontracting and sublicensing arrangement, in a form consistent with the contract template attached hereto (if applicable) as Exhibit C, with Service Provider according to which sublicensee shall agree to be bound by all of the pertinent obligations to which Service Provider is bound under the SPA including, without limitation, all licensing and insurance requirements and all requirements concerning Home Depot’s standards with respect to the conduct of Service Provider or any employee, agent, or subcontractor thereof with respect to background screenings and the conduct such employees, agents, and subcontractors while in Customers’ homes or at Customers’ service addresses, and all applicable laws. Service Provider shall ensure that Homer and Home Depot shall have same audit rights with respect to any sublicensee under the Section 6.1.3 as Home Depot has with respect to Service Provider. Homer or Home Depot may at any time request that Service Provider

2 The bracketed references to [The Home Depot Marks] and [Service Provider Marks] refer to marks illustrated in Exhibit A and Exhibit B to this Annex 4.

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immediately suspend or terminate its sublicense agreement with the sublicensee. Service Provider’s failure to honor such a request shall constitute an Event of Default under the SPA.

6.2 Service Provider Marks

6.2.1 The Home Depot will apply to all material that includes any Service Provider Mark a notice or notices of trademark ownership, licensing, or registration as required by Service Provider and by law. In all printed sales material, catalogs, advertisements, videos, and other tangible references to any Service Provider Mark, The Home Depot will print the following statements in a clear, visible position:

(a) “[Service Provider Marks] are service marks and trademarks of Service Provider.”; and

(b) any other statements legally required or advisable, or reasonably requested by Service Provider to preserve and protect the Service Provider Marks (e.g., use of the registration notice ® or other proper notice to indicate a federally registered trademark and the “™” or “SM” symbol to indicate an unregistered mark in which Service Provider claims rights and/or which is the subject of a state registration).

6.2.2 In the event The Home Depot becomes aware of any activities amounting to infringement or unlawful interference with any of the Service Provider Marks or any part thereof, The Home Depot shall give prompt notice to Service Provider of such activities for further action by Service Provider.

Section 7. Advertising and Promotion

7.1 Consistent with its obligations under the SPA, Service Provider may carry out such advertising and promotional campaigns or programs under the SPA as it deems appropriate, subject to the prior written approval of Homer. The Home Depot shall render appropriate assistance and cooperation to Service Provider to further the Parties’ marketing activities under the SPA, including furnishing Service Provider with information as to advertising themes and materials used by The Home Depot for the purpose of promoting the sale of Installations in the Markets specified in Attachment 1 of the SPA. Prior to the use of any advertising or other promotional materials utilizing The Home Depot Marks or otherwise referring to The Home Depot or any of its affiliates, Service Provider shall submit to Homer samples of the promotional materials for approval. Homer’s failure to approve or disapprove the samples within ten (10) business days from its receipt of the samples shall be deemed Homer’s disapproval thereof.

7.2 Consistent with its obligations under the SPA, The Home Depot may carry out such advertising and promotional campaigns or programs under the SPA as it deems appropriate, subject to the prior written approval of Service Provider. Service Provider shall render appropriate assistance and cooperation to The Home Depot to further the Parties’ marketing activities under the SPA, including furnishing The Home Depot with information as to pertinent advertising themes and materials used by Service Provider. Prior to the use of any advertising or other promotional materials utilizing the Service Provider Marks or otherwise referring to Service Provider or any of its affiliates, The Home Depot shall submit to Service Provider samples of the promotional materials for approval. Service Provider’s failure to approve or disapprove the samples within ten (10) business days from its receipt of the samples shall be deemed Service Provider’s disapproval thereof.

Section 8. Infringement of Marks

8.1 The Parties shall promptly notify one other of any unauthorized use of any of the other’s Marks that comes to a Party’s attention. Each Party may, in its sole discretion, take such action as may be required to prosecute the infringement, dilution, misappropriation, or similar misuse of that Party’s Marks. Each Party will cooperate fully with the other Parties to whatever extent is necessary to prosecute such action.

Section 9. Indemnification. The Parties shall indemnify, defend, and hold harmless one another and their respective officers, employees, and agents as set forth in the SPA.

Section 10. Term. This Intellectual Property Agreement shall be coterminous with the SPA.

Section 11. Reservation of Rights

11.1 Each of The Home Depot and Homer reserves all of its rights pertaining to the subject matter hereof not specifically granted herein to Service Provider.

11.2 Service Provider reserves all of its rights pertaining to the subject matter hereof not specifically granted herein to Homer or The Home Depot.

Section 12. Confidentiality. The information and material relating to the Marks shall be deemed “Confidential Information” under the SPA.

Section 13. Remedies

13.1 Homer/The Home Depot

13.1.1 Service Provider acknowledges that its breach of this Intellectual Property Agreement will result in immediate irreparable harm to Homer and The Home Depot. Monetary damages will not be a sufficient remedy for any breach of this Intellectual Property Agreement. Accordingly, Homer and The Home Depot shall be entitled to equitable relief by way of temporary and permanent injunctions, in addition to monetary damages, and such other and further relief as any court of competent jurisdiction may deem just and proper.

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13.1.2 In the event Homer and The Home Depot uses any remedy afforded by Section 13.1.1 of this Intellectual Property Agreement, Homer and The Home Depot shall not be deemed to have waived any other rights or remedies available to them under this Intellectual Property Agreement, the SPA, or otherwise.

13.2 Service Provider

13.2.1 The Home Depot acknowledges that its breach of this Intellectual Property Agreement will result in immediate irreparable harm to Service Provider. Monetary damages will not be a sufficient remedy for any breach of this Intellectual Property Agreement. Accordingly, Service Provider shall be entitled to equitable relief by way of temporary and permanent injunctions, in addition to monetary damages, and such other and further relief as any court of competent jurisdiction may deem just and proper.

13.2.2 In the event Service Provider uses any remedy afforded by Section 13.2.1 of this Intellectual Property Agreement, Service Provider shall not be deemed to have waived any other rights or remedies available to it under this Intellectual Property Agreement, the SPA, or otherwise.

Section 14. Miscellaneous

14.1 Notices and Statements. Except as otherwise specified in this Intellectual Property Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Intellectual Property Agreement shall be made in accordance with the provisions of Attachment 4 of the SPA.

14.2 Succession and Assignment. This Intellectual Property Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Intellectual Property Agreement or any of its rights, interests, or obligations under this Intellectual Property Agreement without the prior written approval of the other Parties; provided, that any of the Parties may assign this Intellectual Property Agreement or any of its rights, interests or obligations under this Intellectual Property Agreement, in whole or in part, to any of their respective affiliates without such written approval. Provided, further, if any of the Parties assigns any such rights, interests, or obligations under this Intellectual Property Agreement to any of their respective affiliates, such affiliate shall not be released from any obligation or liability under this Intellectual Property Agreement.

14.3 Counterparts. This Intellectual Property Agreement may be executed in any number of counterparts, each of which will be deemed an original,

but all of which taken together shall constitute one single agreement among the Parties.

14.4 Consents, Approvals and Requests. Except as specifically set forth in this Intellectual Property Agreement, all consents and approvals to be given by any Party under this Intellectual Property Agreement shall not be unreasonably withheld or delayed, and the Parties shall make only reasonable requests under this Intellectual Property Agreement.

14.5 Severability. If any provision of this Intellectual Property Agreement is held by a court of competent jurisdiction to be prohibited or unenforceable under applicable law, then the remaining provisions of this Intellectual Property Agreement, if capable of substantial performance, shall remain in full force and effect. To the extent permitted by applicable law, the Parties waive any provision of such law that renders any such remaining provisions of this Intellectual Property Agreement prohibited or unenforceable in any respect.

14.6 Waivers. No delay or omission by any Party to exercise any right or power it has under this Intellectual Property Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the Party waiving its rights.

14.7 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Intellectual Property Agreement shall be valid unless in writing and signed by the Parties.

14.8 Third Party Beneficiaries. The Parties intend that this Intellectual Property Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties.

14.9 Governing Law. This Intellectual Property Agreement and the rights and obligations of the Parties under this Intellectual Property Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to the conflicts of laws.

14.10 Covenant of Further Assurances. Subsequent to the execution and delivery of this Intellectual Property Agreement and without any additional consideration, the Parties and their respective affiliates (if necessary) shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Intellectual Property Agreement.

14.11 Negotiated Terms. The terms and conditions of this Intellectual Property Agreement are the result of negotiations among the Parties. This Intellectual Property Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party

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ANNEX 4: INTELLECTUAL PROPERTY AGREEMENT – MUTUAL GRANT OF LICENSE

or its professional advisors participated in the preparation of this Intellectual Property Agreement.

14.12 Headings. The headings and references are for reference and convenience only and shall not be considered in the interpretation of this Intellectual Property Agreement.

14.13 Entire Agreement. This Intellectual Property Agreement and the SPA comprise the entire understanding of the Parties on the subject matter herein contained and may not be modified except by writing signed by the Parties.

IN WITNESS WHEREOF, The Home Depot, Homer, and Service Provider have caused this Intellectual Property Agreement to be signed and delivered by their duly authorized representatives, as of the date first written above.

[Signature Page Follows]

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ANNEX 4: INTELLECTUAL PROPERTY AGREEMENT

Signature Page to Annex 4, (“Homer Agreement” or “Intellectual Property Agreement”) among Homer TLC, Inc. (“Homer”) and the Parties to the Service Provider Agreement (“the SPA”) between Service Provider and The Home Depot effective May 1, 2006.

By:	X /s/	By:	X /s/
(Homer’s Authorized Representative)		(Service Provider’s Authorized Representative)*

Steven Levy, Esq.		Print Name:

President		Title:

Homer TLC, Inc.		Company:

Date:		Date:

*If any entity other than Service Provider is the actual owner of the Service Provider Marks, all references to “Service Provider” in this Annex 4 shall, by signature of Service Provider’s authorized representative, above, and, by the signature of an authorized representative of the owner of the Service Provider Marks, below, be deemed to refer to the following entity:

By:	X
(Authorized Representative of Owner of Service Provider Marks)

Print Name:

Title:

Company:

Date:

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ANNEX 4: INTELLECTUAL PROPERTY AGREEMENT

EXHIBIT A to ANNEX 4

[See Attached]

ANNEX 4: INTELLECTUAL PROPERTY AGREEMENT

EXHIBIT B to ANNEX 4

[See Attached]

If not applicable, i.e., The Home Depot will NOT be utilizing any of Service Provider’s Marks under the SPA, type “N/A” here: